Exhibit 99.1

ALTRIA GROUP, INC.

and SUBSIDIARIES

PMI ON DISCONTINUED OPERATIONS BASIS AND NEW SEGMENTS

Consolidated Financial Statements as of

December 31, 2007 and 2006, and for Each of the

Three Years in the Period Ended December 31, 2007

REPORT OF MANAGEMENT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of Altria Group, Inc. is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934. Altria Group, Inc.’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. Internal control over financial reporting includes those written policies and procedures that:

—	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Altria Group, Inc.;

—

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America;

—	provide reasonable assurance that receipts and expenditures of Altria Group, Inc. are being made only in accordance with authorization of management and directors of Altria Group, Inc.; and

—

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on the consolidated financial statements.

Internal control over financial reporting includes the controls themselves, monitoring and internal auditing practices and actions taken to correct deficiencies as identified.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of Altria Group, Inc.’s internal control over financial reporting as of December 31, 2007. Management based this assessment on criteria for effective internal control over financial reporting described in “Internal Control – Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Management’s assessment included an evaluation of the design of Altria Group, Inc.’s internal control over financial reporting and testing of the operational effectiveness of its internal control over financial reporting. Management reviewed the results of its assessment with the Audit Committee of our Board of Directors.

Based on this assessment, management determined that, as of December 31, 2007, Altria Group, Inc. maintained effective internal control over financial reporting.

PricewaterhouseCoopers LLP, independent registered public accounting firm, who audited and reported on the consolidated financial statements of Altria Group, Inc. included in this report, has audited the effectiveness of Altria Group, Inc.’s internal control over financial reporting as of December 31, 2007, as stated in their report herein.

January 28, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Altria Group, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, stockholders’ equity, and cash flows, present fairly, in all material respects, the financial position of Altria Group, Inc. and its subsidiaries at December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, Altria Group, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Altria Group, Inc.’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Report of Management on Internal Control over Financial Reporting. Our responsibility is to express opinions on these financial statements and on Altria Group, Inc.’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Notes 16 and 14 to the consolidated financial statements, Altria Group, Inc. changed the manner in which it accounts for pension, postretirement and postemployment plans in fiscal 2006 and the manner in which it accounts for uncertain tax positions in fiscal 2007, respectively.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 28, 2008, except for Notes 19 and 21 which are as of February 4, 2008, except for the impact of presenting Philip Morris International Inc. as a discontinued operation as discussed in Notes 1 and 4, the impact of the spin-off of Philip Morris International Inc. as discussed in Note 21, and the change in reportable segments as discussed in Notes 1 and 15, all of which are as of June 5, 2008, and except for Note 22 which is as of September 8, 2008

ALTRIA GROUP, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS, at December 31,

(in millions of dollars, except share and per share data)

	2007	2006
ASSETS
Consumer products
Cash and cash equivalents	$4,842	$3,105
Receivables (less allowances of $3 in 2007 and $6 in 2006)	83	61
Receivable from Kraft Foods Inc.		607
Inventories:
Leaf tobacco	861	1,215
Other raw materials	160	163
Finished product	233	227

	1,254	1,605

Current assets of discontinued operations	14,767	18,964

Other current assets	1,944	1,810

Total current assets	22,890	26,152

Property, plant and equipment, at cost:
Land and land improvements	171	167
Buildings and building equipment	1,787	1,567
Machinery and equipment	3,305	3,286
Construction in progress	363	400

	5,626	5,420
Less accumulated depreciation	3,204	3,077

	2,422	2,343

Goodwill	76
Other intangible assets, net	3,049	283
Prepaid pension assets	912	658
Investment in SABMiller	3,960	3,674
Long-term assets of discontinued operations	16,969	62,922
Other assets	870	1,705

Total consumer products assets	51,148	97,737

Financial services
Finance assets, net	6,029	6,503
Other assets	34	30

Total financial services assets	6,063	6,533

TOTAL ASSETS	$57,211	$104,270

	2007	2006
LIABILITIES
Consumer products
Short-term borrowings	$-	$1
Current portion of long-term debt	2,354	503
Accounts payable	611	742
Payable to Philip Morris International Inc.	257	588
Accrued liabilities:
Marketing	327	418
Taxes, except income taxes	70	79
Employment costs	283	405
Settlement charges	3,986	3,552
Other	849	953
Income taxes	184	207
Dividends payable	1,588	1,811
Current liabilities of discontinued operations	8,273	16,168

Total current liabilities	18,782	25,427

Long-term debt	1,885	4,076
Deferred income taxes	968	460
Accrued pension costs	198	193
Accrued postretirement health care costs	1,916	2,009
Long-term liabilities of discontinued operations	8,065	24,487
Other liabilities	1,240	1,530

Total consumer products liabilities	33,054	58,182

Financial services
Long-term debt	500	1,119
Deferred income taxes	4,911	5,301
Other liabilities	192	49

Total financial services liabilities	5,603	6,469

Total liabilities	38,657	64,651

Contingencies (Note 19)

STOCKHOLDERS’ EQUITY
Common stock, par value $0.33 1/3 per share (2,805,961,317 shares issued)	935	935
Additional paid-in capital	6,884	6,356
Earnings reinvested in the business	34,426	59,879
Accumulated other comprehensive losses	(237)	(3,808)
Cost of repurchased stock (698,284,555 shares in 2007 and 708,880,389 shares in 2006)	(23,454)	(23,743)

Total stockholders’ equity	18,554	39,619

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$57,211	$104,270

See notes to consolidated financial statements.

ALTRIA GROUP, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS of EARNINGS

for the years ended December 31,

(in millions of dollars, except per share data)

	2007	2006	2005

Net revenues	$18,664	$18,790	$18,452
Cost of sales	7,827	7,387	7,274
Excise taxes on products	3,452	3,617	3,659

Gross profit	7,385	7,786	7,519

Marketing, administration and research costs	2,784	3,113	3,139
Tobacco headquarters relocation charges			4
Loss on tobacco pool			138
Tobacco quota buy-out			(115)
Asset impairment and exit costs	442	52	49
(Recoveries) provision (from) for airline industry exposure	(214)	103	200

Operating income	4,373	4,518	4,104

Interest and other debt expense, net	205	225	427
Equity earnings in SABMiller	(510)	(460)	(446)

Earnings from continuing operations before income taxes	4,678	4,753	4,123

Provision for income taxes	1,547	1,571	1,574

Earnings from continuing operations	3,131	3,182	2,549

Earnings from discontinued operations, net of income taxes and minority interest	6,655	8,840	7,886

Net earnings	$9,786	$12,022	$10,435

Per share data:

Basic earnings per share:
Continuing operations	$1.49	$1.52	$1.23
Discontinued operations	3.17	4.24	3.81

Net earnings	$4.66	$5.76	$5.04

Diluted earnings per share:
Continuing operations	$1.48	$1.51	$1.22
Discontinued operations	3.14	4.20	3.77

Net earnings	$4.62	$5.71	$4.99

See notes to consolidated financial statements.

ALTRIA GROUP, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS of STOCKHOLDERS’ EQUITY

(in millions of dollars, except per share data)

				Accumulated Other Comprehensive Earnings (Losses)
	Common Stock	Additional Paid-in Capital	Earnings Reinvested in the Business	Currency Translation Adjustments	Other	Total	Cost of Repurchased Stock	Total Stockholders’ Equity
Balances, January 1, 2005	$935	$5,176	$50,595	$(610)	$(531)	$(1,141)	$(24,851)	$30,714
Comprehensive earnings:
Net earnings			10,435					10,435
Other comprehensive earnings (losses), net of income taxes:
Currency translation adjustments				(707)		(707)		(707)
Additional minimum pension liability					(54)	(54)		(54)
Change in fair value of derivatives accounted for as hedges					38	38		38
Other					11	11		11

Total other comprehensive losses								(712)

Total comprehensive earnings								9,723

Exercise of stock options and issuance of other stock awards		519	(6)				749	1,262
Cash dividends declared ($3.06 per share)			(6,358)					(6,358)
Other		366						366

Balances, December 31, 2005	935	6,061	54,666	(1,317)	(536)	(1,853)	(24,102)	35,707

Comprehensive earnings:
Net earnings			12,022					12,022
Other comprehensive earnings (losses), net of income taxes:
Currency translation adjustments				1,220		1,220		1,220
Additional minimum pension liability					233	233		233
Change in fair value of derivatives accounted for as hedges					(11)	(11)		(11)
Other					(11)	(11)		(11)

Total other comprehensive earnings								1,431

Total comprehensive earnings								13,453

Initial adoption of FASB Statement No. 158, net of income taxes (Note 16)					(3,386)	(3,386)		(3,386)
Exercise of stock options and issuance of other stock awards		295	145				359	799
Cash dividends declared ($3.32 per share)			(6,954)					(6,954)

Balances, December 31, 2006	935	6,356	59,879	(97)	(3,711)	(3,808)	(23,743)	39,619

Comprehensive earnings:
Net earnings			9,786					9,786
Other comprehensive earnings (losses), net of income taxes:
Currency translation adjustments				736		736		736
Change in net loss and prior service cost					744	744		744
Change in fair value of derivatives accounted for as hedges					(18)	(18)		(18)

Total other comprehensive earnings								1,462

Total comprehensive earnings								11,248

Adoption of FIN 48 and FAS 13-2			711					711
Exercise of stock options and issuance of other stock awards (1)		528					289	817
Cash dividends declared ($3.05 per share)			(6,430)					(6,430)
Spin-off of Kraft Foods Inc.			(29,520)	89	2,020	2,109		(27,411)

Balances, December 31, 2007	$935	$6,884	$34,426	$728	$(965)	$(237)	$(23,454)	$18,554

    (1) Includes $179 million increase to additional paid-in-capital for the reimbursement from Kraft for Altria stock awards. See Note 1.

See notes to consolidated financial statements.

ALTRIA GROUP, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS of CASH FLOWS

for the years ended December 31,

(in millions of dollars)

	2007	2006	2005

CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Earnings from continuing operations – Consumer products	$2,910	$3,059	$2,533
– Financial services	221	123	16
Earnings from discontinued operations, net of income taxes and minority interest	6,655	8,840	7,886

Net earnings	9,786	12,022	10,435

Impact of earnings from discontinued operations, net of income taxes and minority interest	(6,655)	(8,840)	(7,886)

Adjustments to reconcile net earnings to operating cash flows:
Consumer products
Depreciation	232	255	269
Deferred income tax provision (benefit)	101	(332)	292
Equity earnings in SABMiller	(510)	(460)	(446)
Tobacco quota buy-out			(115)
Escrow bond for the Engle tobacco case	1,300
Escrow bond for the Price tobacco case		1,850	(420)
Asset impairment and exit costs, net of cash paid	333	7	17
Income tax reserve reversal		(1,006)
Cash effects of changes, net of the effects from acquired and divested companies:
Receivables, net	162	150	(284)
Inventories	375	216	(41)
Accounts payable	(82)	(105)	(161)
Income taxes	(900)	(398)	263
Accrued liabilities and other current assets	(247)	(45)	194
Accrued settlement charges	434	50	(30)
Pension plan contributions	(37)	(288)	(507)
Pension provisions and postretirement, net	165	318	293
Other	526	492	468
Financial services
Deferred income tax benefit	(320)	(238)	(137)
Provision for airline industry exposure		103	200
Other	(83)	(102)	29

Net cash provided by operating activities, continuing operations	4,580	3,649	2,433
Net cash provided by operating activities, discontinued operations	5,736	9,937	8,627

Net cash provided by operating activities	10,316	13,586	11,060

See notes to consolidated financial statements.

Continued

ALTRIA GROUP, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS of CASH FLOWS (Continued)

for the years ended December 31,

(in millions of dollars)

	2007	2006	2005
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
Consumer products
Capital expenditures	$(386)	$(399)	$(299)
Purchase of businesses, net of acquired cash	(2,898)
Other	108	(6)	38
Financial services
Investments in finance assets	(5)	(15)	(3)
Proceeds from finance assets	486	357	476

Net cash (used in) provided by investing activities, continuing operations	(2,695)	(63)	212
Net cash used in investing activities, discontinued operations	(2,560)	(555)	(5,097)

Net cash used in investing activities	(5,255)	(618)	(4,885)

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
Consumer products
Net issuance (repayment) of short-term borrowings	2	1	(2)
Long-term debt repaid	(500)	(2,052)	(1,002)
Financial services
Long-term debt repaid	(617)	(1,015)

Dividends paid on Altria Group, Inc. common stock	(6,652)	(6,815)	(6,191)
Issuance of Altria Group, Inc. common stock	423	486	985
Kraft Foods Inc. dividends paid to Altria Group, Inc.	728	1,369	1,232
Philip Morris International Inc. dividends paid to Altria Group, Inc.	6,560	2,780	7,682
Changes in amounts due to/from discontinued operations	(370)	(166)	(870)
Other	278	164	(48)

Net cash (used in) provided by financing activities, continuing operations	(148)	(5,248)	1,786
Net cash used in financing activities, discontinued operations	(3,531)	(9,118)	(6,920)

Net cash used in financing activities	(3,679)	(14,366)	(5,134)

Effect of exchange rate changes on cash and cash equivalents
Continuing operations		34	(164)
Discontinued operations	347	126	(363)

	347	160	(527)

Cash and cash equivalents, continuing operations:
Increase (Decrease)	1,737	(1,628)	4,267
Balance at beginning of year	3,105	4,733	466

Balance at end of year	$4,842	$3,105	$4,733

Cash paid, continuing operations: Interest – Consumer products	$348	$377	$720

– Financial services	$62	$108	$106

Income taxes	$2,241	$3,074	$1,773

See notes to consolidated financial statements.

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Note 1.   Background and Basis of Presentation:

Background:

Throughout these financial statements, the term “Altria Group, Inc.” refers to the consolidated financial position, results of operations and cash flows of the Altria family of companies, and the term “ALG” refers solely to the parent company. ALG’s wholly-owned subsidiaries include Philip Morris USA Inc. (“PM USA”), which is engaged in the manufacture and sale of cigarettes and other tobacco products in the United States and John Middleton, Inc., which is engaged in the manufacture and sale of machine-made cigars and pipe tobacco. Philip Morris Capital Corporation (“PMCC”), another wholly-owned subsidiary, maintains a portfolio of leveraged and direct finance leases. In addition, ALG held a 28.6% economic and voting interest in SABMiller plc (“SABMiller”) at December 31, 2007. ALG’s access to the operating cash flows of its subsidiaries consists principally of cash received from the payment of dividends from its subsidiaries.

ALG’s wholly-owned international tobacco subsidiary as of December 31, 2007, Philip Morris International Inc. (“PMI”) is reflected in these revised financial statements as a discontinued operation as a result of the PMI spin-off discussed in Note 21. Subsequent Events.

On March 30, 2007, Altria Group, Inc. distributed all of its remaining interest in Kraft Foods Inc. (“Kraft”) on a pro-rata basis to Altria Group, Inc. stockholders in a tax-free distribution. For further discussion, please refer to the Kraft Spin-Off discussion below. Altria Group, Inc. has reclassified and reflected the results of Kraft prior to the Kraft distribution date as discontinued operations on the consolidated statements of earnings and the consolidated statements of cash flows for all periods presented. The assets and liabilities related to Kraft were reclassified and reflected as discontinued operations on the consolidated balance sheet at December 31, 2006.

In November 2007, Altria Group, Inc. announced that it had signed an agreement to sell its headquarters building in New York City for approximately $525 million and will record a pre-tax gain of approximately $400 million upon closing the transaction. Under the terms of the agreement, Altria Group, Inc. plans to close the sale no later than April 1, 2008.

Kraft Spin-Off:

On March 30, 2007 (the “Kraft Distribution Date”), Altria Group, Inc. distributed all of its remaining interest in Kraft on a pro-rata basis to Altria Group, Inc. stockholders of record as of the close of business on March 16, 2007 (the “Kraft Record Date”) in a tax-free distribution. The distribution ratio was 0.692024 of a share of Kraft for each share of Altria Group, Inc. common stock outstanding. Altria Group, Inc. stockholders received cash in lieu of fractional shares of Kraft. Following the distribution, Altria Group, Inc. does not own any shares of Kraft. During the second quarter of 2007, Altria Group, Inc. adjusted its quarterly dividend to $0.69 per share, so that its stockholders who retained their Altria Group, Inc. and Kraft shares would receive, in the aggregate, the same dividend dollars as before the distribution. In August 2007, Altria Group, Inc. increased its quarterly dividend to $0.75 per share.

Holders of Altria Group, Inc. stock options were treated similarly to public stockholders and accordingly, had their stock awards split into two instruments. Holders of Altria Group, Inc. stock options received the following stock options, which, immediately after the spin-off, had an aggregate intrinsic value equal to the intrinsic value of the pre-spin Altria Group, Inc. options:

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

—

a new Kraft option to acquire the number of shares of Kraft Class A common stock equal to the product of (a) the number of Altria Group, Inc. options held by such person on the Kraft Distribution Date and (b) the distribution ratio of 0.692024 mentioned above; and

—	an adjusted Altria Group, Inc. option for the same number of shares of Altria Group, Inc. common stock with a reduced exercise price.

The new Kraft option has an exercise price equal to the Kraft market price at the time of the distribution ($31.66) multiplied by the Option Conversion Ratio, which represents the exercise price of the original Altria Group, Inc. option divided by the Altria Group, Inc. market price immediately before the distribution ($87.81). The reduced exercise price of the adjusted Altria Group, Inc. option was determined by multiplying the Altria Group, Inc. market price immediately following the distribution ($65.90) by the Option Conversion Ratio.

Holders of Altria Group, Inc. restricted stock or deferred stock awarded prior to January 31, 2007, retained their existing award and received restricted stock or deferred stock of Kraft Class A common stock. The amount of Kraft restricted stock or deferred stock awarded to such holders was calculated using the same formula set forth above with respect to new Kraft options. All of the restricted stock and deferred stock will vest at the completion of the original restriction period (typically, three years from the date of the original grant). Recipients of Altria Group, Inc. deferred stock awarded on January 31, 2007, did not receive restricted stock or deferred stock of Kraft. Rather, they received additional deferred shares of Altria Group, Inc. to preserve the intrinsic value of the original award.

To the extent that employees of the remaining Altria Group, Inc. received Kraft stock options, Altria Group, Inc. reimbursed Kraft in cash for the Black-Scholes fair value of the stock options received. To the extent that Kraft employees held Altria Group, Inc. stock options, Kraft reimbursed Altria Group, Inc. in cash for the Black-Scholes fair value of the stock options. To the extent that holders of Altria Group, Inc. deferred stock received Kraft deferred stock, Altria Group, Inc. paid to Kraft the fair value of the Kraft deferred stock less the value of projected forfeitures. Based upon the number of Altria Group, Inc. stock awards outstanding at the Kraft Distribution Date, the net amount of these reimbursements resulted in a payment of $179 million from Kraft to Altria Group, Inc. in April 2007. The reimbursement from Kraft is reflected as an increase to the additional paid-in capital of Altria Group, Inc. on the December 31, 2007 consolidated balance sheet.

Kraft was previously included in the Altria Group, Inc. consolidated federal income tax return, and federal income tax contingencies were recorded as liabilities on the balance sheet of ALG. As part of the intercompany account settlement discussed below, ALG reimbursed Kraft in cash for these liabilities, which as of March 30, 2007, were approximately $305 million, plus pre-tax interest of $63 million ($41 million after taxes). ALG also reimbursed Kraft in cash for the federal income tax consequences of the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”) (approximately $70 million plus pre-tax interest of $14 million, $9 million after taxes). See Note 14. Income Taxes for a discussion of the FIN 48 adoption and the Tax Sharing Agreement between Altria Group, Inc. and Kraft.

A subsidiary of ALG previously provided Kraft with certain services at cost plus a 5% management fee. After the Kraft Distribution Date, Kraft undertook these activities, and any remaining limited services provided to Kraft ceased during 2007. All intercompany accounts were settled

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

in cash within 30 days of the Kraft Distribution Date. The settlement of the intercompany accounts (including the amounts discussed above related to stock awards and tax contingencies) resulted in a net payment from Kraft to ALG of $85 million in April 2007.

The distribution resulted in a net decrease to Altria Group, Inc.’s stockholders’ equity of $27.4 billion on the Kraft Distribution Date.

Basis of presentation:

The consolidated financial statements include ALG, as well as its wholly-owned subsidiaries. Investments in which ALG exercises significant influence (20%-50% ownership interest), are accounted for under the equity method of accounting. All intercompany transactions and balances have been eliminated. The results of Kraft prior to the Kraft Distribution Date have been reclassified and reflected as discontinued operations on the consolidated statements of earnings and statements of cash flows for all periods presented. The assets and liabilities related to Kraft were reclassified and reflected as discontinued operations on the consolidated balance sheet at December 31, 2006.

The results of PMI have been reclassified and reflected as discontinued operations on the consolidated balance sheets, statements of earnings and statements of cash flows for all periods presented.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the dates of the financial statements and the reported amounts of net revenues and expenses during the reporting periods. Significant estimates and assumptions include, among other things, pension and benefit plan assumptions, lives and valuation assumptions of goodwill and other intangible assets, marketing programs, income taxes, and the allowance for loan losses and estimated residual values of finance leases. Actual results could differ from those estimates.

Balance sheet accounts are segregated by two broad types of business. Consumer products assets and liabilities are classified as either current or non-current, whereas financial services assets and liabilities are unclassified, in accordance with respective industry practices.

Certain subsidiaries of PMI report their results up to ten days before the end of December, rather than on December 31.

Beginning with the first quarter of 2008, Altria Group, Inc. revised its reportable segments to reflect the change in the way in which Altria Group, Inc.’s management reviews the business as a result of the acquisition of John Middleton, Inc. and the PMI spin-off. Altria Group, Inc.’s revised segments, which are reflected in these financial statements, are Cigarettes and other tobacco products; Cigars; and Financial services. Prior year segment results have also been revised.

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Note 2.   Summary of Significant Accounting Policies:

Cash and cash equivalents:

Cash equivalents include demand deposits with banks and all highly liquid investments with original maturities of three months or less.

Depreciation, amortization and goodwill valuation:

Property, plant and equipment are stated at historical cost and depreciated by the straight-line method over the estimated useful lives of the assets. Machinery and equipment are depreciated over periods up to 15 years, and buildings and building improvements over periods up to 50 years.

Definite life intangible assets are amortized over their estimated useful lives. Altria Group, Inc. is required to conduct an annual review of goodwill and intangible assets for potential impairment. Goodwill impairment testing requires a comparison between the carrying value and fair value of each reporting unit. If the carrying value exceeds the fair value, goodwill is considered impaired. The amount of impairment loss is measured as the difference between the carrying value and implied fair value of goodwill, which is determined using discounted cash flows. Impairment testing for non-amortizable intangible assets requires a comparison between the fair value and carrying value of the intangible asset. If the carrying value exceeds fair value, the intangible asset is considered impaired and is reduced to fair value. During 2007 and 2006, Altria Group, Inc. completed its annual review of goodwill and intangible assets, and no charges resulted from these reviews.

Goodwill and other intangible assets, net, by segment were as follows (in millions):

	Goodwill		Other Intangible Assets, net
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Cigarettes and other tobacco products	$-	$-	$283	$283
Cigars	76		2,766

Total	$76	$-	$3,049	$283

Intangible assets were as follows (in millions):

	December 31, 2007		December 31, 2006
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Non-amortizable intangible assets	$2,894		$283
Amortizable intangible assets	155	$-		$-

Total intangible assets	$3,049	$-	$283	$-

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Non-amortizable intangible assets substantially consist of trademarks from Altria Group, Inc.’s December 2007 acquisition of John Middleton, Inc., as well as other acquired trademarks. Amortizable intangible assets consist primarily of customer relationships from the December 2007 acquisition of John Middleton, Inc. There was no pre-tax amortization expense for intangible assets during the years ended December 31, 2007, 2006 and 2005. Amortization expense for each of the next five years is estimated to be $10 million or less, assuming no additional transactions occur that require the amortization of intangible assets.

Goodwill relates to the December 2007 acquisition of John Middleton, Inc. The movement in goodwill and gross carrying amount of intangible assets is as follows (in millions):

	2007		2006
	Goodwill	Intangible Assets	Goodwill	Intangible Assets
Balance at January 1	$-	$283	$-	$283
Changes due to:
Acquisition of John Middleton, Inc.	76	2,766

Balance at December 31	$76	$3,049	$-	$283

The increase in goodwill and intangible assets during 2007 was due to Altria Group, Inc.’s acquisition of John Middleton, Inc. The allocation of purchase price is based upon preliminary estimates and assumptions and is subject to revision when appraisals are finalized in 2008. See Note 5. Acquisitions for a further discussion of the John Middleton, Inc. acquisition.

Environmental costs:

Altria Group, Inc. is subject to laws and regulations relating to the protection of the environment. Altria Group, Inc. provides for expenses associated with environmental remediation obligations on an undiscounted basis when such amounts are probable and can be reasonably estimated. Such accruals are adjusted as new information develops or circumstances change.

While it is not possible to quantify with certainty the potential impact of actions regarding environmental remediation and compliance efforts that Altria Group, Inc. may undertake in the future, in the opinion of management, environmental remediation and compliance costs, before taking into account any recoveries from third parties, will not have a material adverse effect on Altria Group, Inc.’s consolidated financial position, results of operations or cash flows.

Finance leases:

Income attributable to leveraged leases is initially recorded as unearned income and subsequently recognized as revenue over the terms of the respective leases at constant after-tax rates of return on the positive net investment balances. Investments in leveraged leases are stated net of related nonrecourse debt obligations.

Income attributable to direct finance leases is initially recorded as unearned income and subsequently recognized as revenue over the terms of the respective leases at constant pre-tax rates of return on the net investment balances.

Finance leases include unguaranteed residual values that represent PMCC’s estimates at lease inception as to the fair values of assets under lease at the end of the non-cancelable lease terms.

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

The estimated residual values are reviewed annually by PMCC’s management based on a number of factors and activity in the relevant industry. If necessary, revisions are recorded to reduce the residual values. Such reviews resulted in decreases of $11 million and $14 million in 2007 and 2006, respectively, to PMCC’s net revenues and results of operations. Residual reviews in 2005 resulted in no adjustments.

Foreign currency translation:

Altria Group, Inc. translates the results of operations of its foreign subsidiaries using average exchange rates during each period, whereas balance sheet accounts are translated using exchange rates at the end of each period. Currency translation adjustments are recorded as a component of stockholders’ equity. Transaction gains and losses are recorded in the consolidated statements of earnings and were not significant for any of the periods presented.

Guarantees:

Altria Group, Inc. accounts for guarantees in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” Interpretation No. 45 requires the disclosure of certain guarantees and requires the recognition of a liability for the fair value of the obligation of qualifying guarantee activities. See Note 19. Contingencies for a further discussion of guarantees.

Hedging instruments:

Derivative financial instruments are recorded at fair value on the consolidated balance sheets as either assets or liabilities. Changes in the fair value of derivatives are recorded each period either in accumulated other comprehensive earnings (losses) or in earnings, depending on whether a derivative is designated and effective as part of a hedge transaction and, if it is, the type of hedge transaction. Gains and losses on derivative instruments reported in accumulated other comprehensive earnings (losses) are reclassified to the consolidated statements of earnings in the periods in which operating results are affected by the hedged item. Cash flows from hedging instruments are classified in the same manner as the affected hedged item in the consolidated statements of cash flows.

Impairment of long-lived assets:

Altria Group, Inc. reviews long-lived assets, including amortizable intangible assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Altria Group, Inc. performs undiscounted operating cash flow analyses to determine if an impairment exists. For purposes of recognition and measurement of an impairment for assets held for use, Altria Group, Inc. groups assets and liabilities at the lowest level for which cash flows are separately identifiable. If an impairment is determined to exist, any related impairment loss is calculated based on fair value. Impairment losses on assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal.

Income taxes:

Altria Group, Inc. accounts for income taxes in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Significant judgment is required in determining income tax provisions and in evaluating tax positions.

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

On January 1, 2007, Altria Group, Inc. adopted the provisions of FIN 48. The Interpretation prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. As a result of the January 1, 2007 adoption of FIN 48, Altria Group, Inc. lowered its liability for unrecognized tax benefits by $1,021 million. This resulted in an increase to stockholders’ equity of $857 million ($835 million, net of minority interest), a reduction of Kraft’s goodwill of $85 million and a reduction of federal deferred tax benefits of $79 million.

Altria Group, Inc. adopted the provisions of FASB Staff Position No. FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction” (“FAS 13-2”) effective January 1, 2007. This Staff Position requires the revenue recognition calculation to be reevaluated if there is a revision to the projected timing of income tax cash flows generated by a leveraged lease. The adoption of this Staff Position by Altria Group, Inc. resulted in a reduction to stockholders’ equity of $124 million as of January 1, 2007.

Inventories:

Inventories are stated at the lower of cost or market. The last-in, first-out (“LIFO”) method is used to cost substantially all tobacco inventories. It is a generally recognized industry practice to classify leaf tobacco inventory as a current asset although part of such inventory, because of the duration of the aging process, ordinarily would not be utilized within one year.

Altria Group, Inc. adopted the provisions of SFAS No. 151, “Inventory Costs” prospectively as of January 1, 2006. SFAS No. 151 requires that abnormal idle facility expense, spoilage, freight and handling costs be recognized as current-period charges. In addition, SFAS No. 151 requires that allocation of fixed production overhead costs to inventories be based on the normal capacity of the production facility. The effect of adoption did not have a material impact on Altria Group, Inc.’s consolidated results of operations, financial position or cash flows.

Marketing costs:

ALG’s subsidiaries promote their products with advertising, consumer incentives and trade promotions. Such programs include, but are not limited to, discounts, coupons, rebates, in-store display incentives and volume-based incentives. Advertising costs are expensed as incurred. Consumer incentive and trade promotion activities are recorded as a reduction of revenues based on amounts estimated as being due to customers and consumers at the end of a period, based principally on historical utilization and redemption rates. For interim reporting purposes, advertising and certain consumer incentive expenses are charged to operations as a percentage of sales, based on estimated sales and related expenses for the full year.

Revenue recognition:

The consumer products businesses recognize revenues, net of sales incentives and including shipping and handling charges billed to customers, upon shipment or delivery of goods when title and risk of loss pass to customers. ALG’s consumer products businesses also include excise taxes billed to customers in revenues. Shipping and handling costs are classified as part of cost of sales.

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Software costs:

Altria Group, Inc. capitalizes certain computer software and software development costs incurred in connection with developing or obtaining computer software for internal use. Capitalized software costs are included in property, plant and equipment on the consolidated balance sheets and are amortized on a straight-line basis over the estimated useful lives of the software, which do not exceed five years.

Stock-based compensation:

Effective January 1, 2006, Altria Group, Inc. adopted the provisions of SFAS No. 123 (Revised 2004) “Share-Based Payment” (“SFAS No. 123(R)”) using the modified prospective method, which requires measurement of compensation cost for all stock-based awards at fair value on date of grant and recognition of compensation over the service periods for awards expected to vest. The fair value of restricted stock and deferred stock is determined based on the number of shares granted and the market value at date of grant. The fair value of stock options is determined using a modified Black-Scholes methodology. The impact of adoption was not material.

The adoption of SFAS No. 123(R) resulted in a cumulative effect gain of $3 million, which is net of $2 million in taxes, in the consolidated statement of earnings for the year ended December 31, 2006. This gain resulted from the impact of estimating future forfeitures on restricted stock and deferred stock in the determination of periodic expense for unvested awards, rather than recording forfeitures only when they occur. The gross cumulative effect was recorded in marketing, administration and research costs for the year ended December 31, 2006.

Altria Group, Inc. previously applied the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (“APB 25”) and provided the pro forma disclosures required by SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). No compensation expense for employee stock options was reflected in net earnings in 2005, as all stock options granted under those plans had an exercise price not less than the fair market value of the common stock on the date of the grant. Historical consolidated statements of earnings already include the compensation expense for restricted stock and deferred stock. The following table illustrates the effect on net earnings and earnings per share (“EPS”) if Altria Group, Inc. had applied the fair value recognition provisions of SFAS No. 123 to measure compensation expense for stock option awards for the year ended December 31, 2005 (in millions, except per share data):

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

2005
Net earnings, as reported	$10,435
Deduct:
Total stock-based employee compensation expense determined under fair value method for all stock option awards, net of related tax effects	15

Pro forma net earnings	$10,420

Earnings per share:
Basic - as reported	$5.04

Basic - pro forma	$5.03

Diluted - as reported	$4.99

Diluted - pro forma	$4.98

Altria Group, Inc. has not granted stock options to employees since 2002. The amount shown above as stock-based compensation expense relates to Executive Ownership Stock Options (“EOSOs”). Under certain circumstances, senior executives who exercised outstanding stock options, using shares to pay the option exercise price and taxes, received EOSOs equal to the number of shares tendered. This feature ceased during 2007. During the years ended December 31, 2007, 2006 and 2005, Altria Group, Inc. granted 0.5 million, 0.7 million and 2.0 million EOSOs, respectively.

Altria Group, Inc. elected to calculate the initial pool of tax benefits resulting from tax deductions in excess of the stock-based employee compensation expense recognized in the statement of earnings (“excess tax benefits”) under the FASB Staff Position 123(R)-3, “Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards.” Excess tax benefits occur when the tax deduction claimed at vesting exceeds the fair value compensation expense accrued under SFAS No. 123(R). Excess tax benefits of $141 million and $195 million were recognized for the years ended December 31, 2007 and 2006, respectively, and were presented as financing cash flows. Previously, excess tax benefits were included in operating cash flows. Under SFAS No. 123(R), tax shortfalls occur when actual tax deductible compensation expense is less than cumulative stock-based compensation expense recognized in the financial statements. Tax shortfalls of $8 million at Kraft were recognized for the year ended December 31, 2006, and were recorded in additional paid-in capital.

New Accounting Standards:

In December 2007, the FASB issued SFAS No. 141 (Revised 2007) “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) is effective for business combinations that close on or after January 1, 2009, the first day of Altria Group, Inc.’s annual reporting period beginning after December 15, 2008. SFAS 141(R) requires the recognition of assets acquired, liabilities assumed and any noncontrolling interest in the acquiree to be measured at fair value as of the acquisition date. Additionally, costs incurred to effect the acquisition are to be recognized separately from the acquisition and expensed as incurred.

Additionally, in December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). SFAS 160 changes the reporting for

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

minority interests by reporting these as noncontrolling interests within equity. Moreover, SFAS 160 requires that any transactions between an entity and a noncontrolling interest are to be accounted for as equity transactions. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008. SFAS 160 is to be applied prospectively, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.

Altria Group, Inc. is currently in the process of evaluating the impact of these pronouncements.

Note 3.   Asset Impairment and Exit Costs:

For the years ended December 31, 2007, 2006 and 2005, pre-tax asset impairment and exit costs consisted of the following:

		2007	2006	2005
		(in millions)

Separation program	Cigarettes and other tobacco products	$309	$10	$-
Separation program	General corporate	17	32	49

Total separation programs		326	42	49

Asset impairment	Cigarettes and other tobacco products	35
Asset impairment	General corporate		10

Total asset impairment		35	10	-

Spin-off fees	General corporate	81

Asset impairment and exit costs		$442	$52	$49

The movement in the asset impairment and exit cost liabilities for Altria Group, Inc. for the years ended December 31, 2007 and 2006 was as follows:

	Severance	Asset write-downs	Other	Total
	(in millions)

Liability balance, January 1, 2006	$24	$-	$-	$24
Charges	21	10	21	52
Cash spent	(24)		(21)	(45)
Charges against assets		(10)		(10)

Liability balance, December 31, 2006	21	-	-	21
Charges	281	35	126	442
Cash spent	(20)		(89)	(109)
Charges against assets		(35)		(35)
Other	(3)		(34)	(37)

Liability balance, December 31, 2007	$279	$-	$3	$282

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Manufacturing Optimization Program:

In June 2007, Altria Group, Inc. announced plans by its tobacco subsidiaries to optimize worldwide cigarette production by moving U.S.-based cigarette production for non-U.S. markets to PMI facilities in Europe. Due to declining U.S. cigarette volume, as well as PMI’s decision to re-source its production, PM USA will close its Cabarrus, North Carolina manufacturing facility and consolidate manufacturing for the U.S. market at its Richmond, Virginia manufacturing center. PMI expects to shift all of its PM USA-sourced production, which approximates 57 billion cigarettes, to PMI facilities in Europe by the third quarter of 2008 and PM USA will close its Cabarrus manufacturing facility by the end of 2010.

As a result of this program, from 2007 through 2011, PM USA expects to incur total pre-tax charges of approximately $670 million, comprised of accelerated depreciation of $143 million (including the above mentioned asset impairment charge of $35 million recorded in 2007), employee separation costs of $353 million and other charges of $174 million, primarily related to the relocation of employees and equipment, net of estimated gains on sales of land and buildings. Approximately $440 million, or 66% of the total pre-tax charges, will result in cash expenditures. PM USA recorded total pre-tax charges of $371 million in 2007 related to this program. These charges were comprised of pre-tax asset impairment and exit costs of $344 million, and $27 million of pre-tax implementation costs associated with the program. The pre-tax implementation costs primarily related to accelerated depreciation and were included in cost of sales in the consolidated statement of earnings for the year ended December 31, 2007. Pre-tax charges of approximately $140 million are expected during 2008 for the program.

Corporate Asset Impairment and Exit Costs:

In 2007, 2006 and 2005, general corporate pre-tax charges were $98 million, $42 million and $49 million, respectively. These charges primarily related to investment banking and legal fees in 2007 associated with the Kraft and PMI spin-offs, as well as the streamlining of various corporate functions in each year.

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Note 4.  Divestitures:

Discontinued Operations:

As further discussed in Note 21. Subsequent Events, on March 28, 2008, Altria Group, Inc. completed the spin-off of PMI to Altria Group, Inc. stockholders in a tax-free distribution. Altria Group, Inc. distributed one share of PMI common stock for every share of Altria Group, Inc. common stock outstanding. Altria Group, Inc. has reflected PMI as discontinued operations in the consolidated balance sheets, statements of earnings and statements of cash flows for all periods presented.

As further discussed in Note 1. Background and Basis of Presentation, on March 30, 2007, Altria Group, Inc. distributed all of its remaining interest in Kraft on a pro-rata basis to Altria Group, Inc. stockholders in a tax-free distribution. Altria Group, Inc. stockholders received 0.692024 of a share of Kraft for each share of Altria Group, Inc. common stock outstanding. Altria Group, Inc. stockholders received cash in lieu of fractional shares of Kraft. The distribution was accounted for as a dividend and as such resulted in a net decrease of $27.4 billion to Altria Group, Inc.’s stockholders’ equity on March 30, 2007.

Altria Group, Inc. has reflected the results of Kraft prior to the distribution date as discontinued operations on the consolidated statements of earnings and the consolidated statements of cash flows for all periods presented. The assets and liabilities related to Kraft were reclassified and reflected as discontinued operations on the consolidated balance sheet at December 31, 2006.

Summarized financial information for PMI for the years ended December 31, 2007, 2006 and 2005 were as follows (in millions):

	2007	2006	2005

Net revenues	$55,137	$48,261	$45,289

Earnings before income taxes	$8,852	$8,227	$7,642
Provision for income taxes	(2,549)	(1,829)	(1,835)
Minority interest in earnings from discontinued operations	(273)	(251)	(186)

Earnings from discontinued operations, net of income taxes and minority interest	$6,030	$6,147	$5,621

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Summarized assets and liabilities of PMI as of December 31, 2007 and 2006 were as follows (in millions):

	2007	2006
Assets:
Cash and cash equivalents	$1,656	$1,676
Receivables, net	3,240	2,140
Inventories	9,317	7,075
Other current assets	554	426

Current assets of discontinued operations	14,767	11,317

Property, plant and equipment, net	6,435	5,238
Goodwill	7,925	6,197
Other intangible assets, net	1,904	1,625
Prepaid pension assets	408	103
Other assets	297	697
Financial services assets		257

Long-term assets of discontinued operations	16,969	14,117

Liabilities:
Short-term borrowings	638	419
Current portion of long-term debt	91	145
Accounts payable	595	84
Accrued liabilities	6,479	5,079
Income taxes	470	575

Current liabilities of discontinued operations	8,273	6,302

Long-term debt	5,578	2,222
Deferred income taxes	1,214	931
Accrued pension costs	190	348
Other liabilities	1,083	1,128
Financial services liabilities		229

Long-term liabilities of discontinued operations	8,065	4,858

Net Assets	$15,398	$14,274

Summarized financial information for Kraft for the years ended December 31, 2007, 2006 and 2005 were as follows (in millions):

	2007	2006	2005

Net revenues	$8,586	$34,356	$34,341

Earnings before income taxes and minority interest	$1,059	$4,016	$4,157
Provision for income taxes	(356)	(951)	(1,225)
Loss on sale of discontinued operations			(297)
Minority interest in earnings from discontinued operations	(78)	(372)	(370)

Earnings from discontinued operations, net of income taxes and minority interest	$625	$2,693	$2,265

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Summarized assets and liabilities of Kraft as of December 31, 2006 were as follows (in millions):

2006
Assets:
Cash and cash equivalents	$239
Receivables, net	3,262
Inventories	3,506
Other current assets	640

Current assets of discontinued operations	7,647

Property, plant and equipment, net	9,693
Goodwill	27,038
Other intangible assets, net	10,177
Prepaid pension assets	1,168
Other assets	729

Long-term assets of discontinued operations	48,805

Liabilities:
Short-term borrowings	1,715
Current portion of long-term debt	1,418
Accounts payable	2,602
Accrued liabilities	3,980
Income taxes	151

Current liabilities of discontinued operations	9,866

Long-term debt	7,081
Deferred income taxes	3,930
Accrued pension costs	1,022
Accrued postretirement health care costs	3,014
Minority interest	3,109
Other liabilities	1,473

Long-term liabilities of discontinued operations	19,629

Net Assets	$26,957

Note 5.  Acquisition:

On December 11, 2007, in conjunction with PM USA’s adjacency strategy, Altria Group, Inc. acquired 100% of John Middleton, Inc., a leading manufacturer of machine-made large cigars, for $2.9 billion in cash. The acquisition was financed with existing cash. John Middleton, Inc.’s balance sheet has been consolidated with Altria Group, Inc.’s as of December 31, 2007. Earnings from December 12, 2007 to December 31, 2007, the amounts of which were insignificant, have been included in Altria Group, Inc.’s consolidated operating results.

Assets purchased consist primarily of non-amortizable intangible assets related to acquired brands of $2.6 billion, amortizable intangible assets of $0.1 billion, goodwill of $0.1 billion and other assets of $0.1 billion, partially offset by accrued liabilities assumed in the acquisition. These

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

amounts represent the preliminary allocation of purchase price and are subject to revision when appraisals are finalized in 2008.

Note 6.  Inventories:

The cost of approximately 94% and 95% of inventories in 2007 and 2006, respectively, was determined using the LIFO method. The stated LIFO amounts of inventories were approximately $0.7 billion lower than the current cost of inventories at December 31, 2007 and 2006.

Note 7.  Investment in SABMiller:

At December 31, 2007, ALG had a 28.6% economic and voting interest in SABMiller. ALG’s investment in SABMiller is being accounted for under the equity method and was $4.0 billion and $3.7 billion at December 31, 2007 and 2006, respectively. ALG had deferred tax liabilities of $1.3 billion and $1.2 billion related to its investment in SABMiller at December 31, 2007 and 2006, respectively.

Summary financial data of SABMiller is as follows:

		At December 31,
		2007	2006

		(in millions)

Current assets		$4,225	$3,325

Long-term assets		$29,803	$27,007

Current liabilities		$5,718	$4,845

Long-term liabilities		$10,773	$10,179

	For the Years Ended December 31,
	2007	2006	2005

	(in millions)

Net revenues	$20,825	$18,103	$14,302

Operating profit	$3,230	$2,990	$2,543

Net earnings	$1,865	$1,588	$1,408

The market value of ALG’s investment in SABMiller was $12.1 billion and $9.9 billion at December 31, 2007 and 2006, respectively.

In October 2005, SABMiller purchased a 71.8% interest in Bavaria SA, the second-largest brewer in South America, in exchange for the issuance of 225 million SABMiller ordinary shares of common stock. The ordinary shares had a value of approximately $3.5 billion. The remaining shares of Bavaria SA were acquired through a cash tender offer. Following the completion of the share issuance, ALG’s economic ownership interest in SABMiller was reduced from 33.9% to 28.7%. In addition, ALG elected to convert all of its non-voting shares to voting shares, and as a result increased its voting interest from 24.9% to 28.7%. The issuance of SABMiller ordinary common shares in exchange for controlling interest in Bavaria SA resulted in a change

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

of ownership gain for ALG of $402 million, net of income taxes, that was recorded in stockholders’ equity in the fourth quarter of 2005.

Note 8.   Finance Assets, net:

In 2003, PMCC shifted its strategic focus and is no longer making new investments but is instead focused on managing its existing portfolio of finance assets in order to maximize gains and generate cash flow from asset sales and related activities. Accordingly, PMCC’s operating companies income will fluctuate over time as investments mature or are sold. During 2007, 2006 and 2005, proceeds from asset sales, maturities and bankruptcy recoveries totaled $486 million, $357 million and $476 million, respectively, and gains totaled $274 million, $132 million and $72 million, respectively, in operating companies income.

Included in the proceeds for 2007 were partial recoveries of amounts previously charged to earnings in the allowance for losses related to PMCC’s airline exposure. The operating companies income associated with these recoveries, which is included in the gains shown above, was $214 million for the year ended December 31, 2007.

At December 31, 2007, finance assets, net, of $6,029 million were comprised of investments in finance leases of $6,221 million and other receivables of $12 million, reduced by the allowance for losses of $204 million. At December 31, 2006, finance assets, net, of $6,503 million were comprised of investments in finance leases of $6,970 million and other receivables of $13 million, reduced by the allowance for losses of $480 million.

A summary of the net investment in finance leases at December 31, before allowance for losses, was as follows (in millions):

	Leveraged Leases		Direct Finance Leases		Total
	2007	2006	2007	2006	2007	2006
Rentals receivable, net	$6,628	$7,255	$371	$426	$6,999	$7,681
Unguaranteed residual values	1,499	1,752	89	98	1,588	1,850
Unearned income	(2,327)	(2,495)	(30)	(37)	(2,357)	(2,532)
Deferred investment tax credits	(9)	(29)			(9)	(29)

Investments in finance leases	5,791	6,483	430	487	6,221	6,970
Deferred income taxes	(4,739)	(5,214)	(273)	(293)	(5,012)	(5,507)

Net investments in finance leases	$1,052	$1,269	$157	$194	$1,209	$1,463

For leveraged leases, rentals receivable, net, represent unpaid rentals, net of principal and interest payments on third-party nonrecourse debt. PMCC’s rights to rentals receivable are subordinate to the third-party nonrecourse debtholders, and the leased equipment is pledged as collateral to the debtholders. The payment of the nonrecourse debt is collateralized by lease payments receivable and the leased property, and is nonrecourse to the general assets of PMCC. As required by U.S. GAAP, the third-party nonrecourse debt of $12.8 billion and $14.5 billion at December 31, 2007 and 2006, respectively, has been offset against the related rentals receivable. There were no leases with contingent rentals in 2007, 2006 and 2005.

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2007, PMCC’s investment in finance leases was principally comprised of the following investment categories: electric power (30%), aircraft (23%), rail and surface transport (22%), manufacturing (14%), and real estate (11%). Investments located outside the United States, which are all dollar-denominated, represent 21% and 19% of PMCC’s investments in finance leases in 2007 and 2006, respectively.

PMCC leases one 750 megawatt (“MW”) natural gas-fired power plant (located in Pasadena, Texas) to an indirect subsidiary of Calpine Corporation (“Calpine”). Calpine, which has guaranteed the lease, is currently operating under bankruptcy protection. The subsidiary was not included as part of the bankruptcy filing of Calpine. PMCC does not record income on leases when the lessee or its guarantor is in bankruptcy. At December 31, 2007, PMCC’s finance asset balance for this lessee was $60 million. Based on PMCC’s assessment of the prospect for recovery on the Pasadena plant, a portion of the outstanding finance asset balance has been provided for in the allowance for losses. In July 2007, PMCC’s interest in two 265 MW natural gas-fired power plants (located in Tiverton, Rhode Island, and Rumford, Maine), which were part of the bankruptcy filing, were foreclosed upon. These leases were rejected and written off during 2006.

None of PMCC’s aircraft lessees are operating under bankruptcy protection at December 31, 2007. One of PMCC’s aircraft lessees, Northwest Airlines, Inc. (“Northwest”), exited bankruptcy on May 31, 2007 and assumed PMCC’s leveraged leases for three Airbus A-320 aircraft. PMCC’s leases for 19 aircraft with Delta Air Lines, Inc. (“Delta”) were sold in early 2007.

The activity in the allowance for losses on finance assets for the years ended December 31, 2007, 2006 and 2005 was as follows (in millions):

	2007	2006	2005
Balance at beginning of year	$480	$596	$497
Amounts (recovered)/charged to earnings	(129)	103	200
Amounts written-off	(147)	(219)	(101)

Balance at end of year	$204	$480	$596

The net impact to the allowance for losses in 2007, 2006 and 2005 related primarily to various airline leases. Amounts recovered of $129 million in 2007 related to partial recoveries of amounts previously charged to earnings in the allowance for losses in prior years. In addition, PMCC recovered $85 million related to amounts previously charged to earnings and written-off in the allowance for losses in prior years. In total, these recoveries resulted in additional operating companies income of $214 million for the year ended December 31, 2007. As a result of the $200 million charge in 2005, PMCC’s fixed charges coverage ratio did not meet its 1.25:1 requirement under a support agreement with ALG. Accordingly, as required by the support agreement, a support payment of $150 million was made by ALG to PMCC in September 2005. It is possible that additional adverse developments may require PMCC to increase its allowance for losses. Acceleration of taxes on the foreclosures of leveraged leases written-off amounted to approximately $50 million and $80 million in 2007 and 2006, respectively. There were no foreclosures in 2005.

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Rentals receivable in excess of debt service requirements on third-party nonrecourse debt related to leveraged leases and rentals receivable from direct finance leases at December 31, 2007, were as follows (in millions):

	Leveraged Leases	Direct Finance Leases	Total
2008	$297	$48	$345
2009	218	48	266
2010	204	45	249
2011	110	45	155
2012	195	50	245
2013 and thereafter	5,604	135	5,739

Total	$6,628	$371	$6,999

Included in net revenues for the years ended December 31, 2007, 2006 and 2005, were leveraged lease revenues of $163 million, $301 million and $302 million, respectively, and direct finance lease revenues of $15 million, $8 million and $11 million, respectively. Income tax expense on leveraged lease revenues for the years ended December 31, 2007, 2006 and 2005, was $57 million, $107 million and $108 million, respectively.

Income from investment tax credits on leveraged leases and initial direct costs and executory costs on direct finance leases were not significant during the years ended December 31, 2007, 2006 and 2005.

As discussed further in Note 14. Income Taxes, the Internal Revenue Service has disallowed benefits pertaining to several PMCC leveraged lease transactions for the years 1996 through 1999.

Note 9.   Short-Term Borrowings and Borrowing Arrangements:

At December 31, 2007, Altria Group, Inc. had no short-term borrowings. At December 31, 2006, Altria Group, Inc. had short-term borrowings of $1 million at an average year-end interest rate of 6.0%.

The fair value of Altria Group, Inc.’s short-term borrowings at December 31, 2006, based upon current market interest rates, approximate the amount disclosed above.

At December 31, 2007, ALG’s debt ratings by major credit rating agencies were as follows:

	Short-term	Long-term	Outlook

Moody’s	P-2	Baa1	Stable
Standard & Poor’s	A-2	BBB	Stable
Fitch	F-2	BBB+	Stable

ALG has a 364-day revolving credit facility in the amount of $1.0 billion, which expires on March 27, 2008. In addition, ALG maintains a multi-year credit facility in the amount of $4.0 billion, which expires April 15, 2010. The ALG facilities require the maintenance of an earnings to fixed charges ratio, as defined by the agreements, of not less than 2.5 to 1.0. At December 31,

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

2007, the ratio calculated in accordance with the agreements was 19.6 to 1.0. After the effectiveness of the spin-off of PMI, ALG’s multi-year credit facility will be reduced from $4.0 billion to $3.5 billion and the earnings to fixed charges ratio will be replaced with a ratio of EBITDA to interest expense of not less than 4.0 to 1.0. In addition, the facility will then require the maintenance of a ratio of debt to EBITDA of not more than 2.5 to 1.0. If the PMI spin-off had occurred as of December 31, 2007, the ratio of EBITDA to interest expense would have been 15.6 to 1.0, and the ratio of debt to EBITDA would have been 0.9 to 1.0.

ALG expects to continue to meet its covenants. These facilities do not include any credit rating triggers or any provisions that could require the posting of collateral. The multi-year facilities enable ALG to reclassify short-term debt on a long-term basis.

At December 31, 2007, credit lines for ALG and the related activity, were as follows (in billions of dollars):

ALG	December 31, 2007
Type	Credit Lines	Amount Drawn	Commercial Paper Outstanding	Lines Available

364-day revolving credit, expiring 3/27/08	$1.0	$-	$-	$1.0
Multi-year revolving credit, expiring, 4/15/10	4.0			4.0

	$5.0	$-	$-	$5.0

Note 10.   Long-Term Debt:

At December 31, 2007 and 2006, Altria Group, Inc.’s long-term debt consisted of the following:

	2007	2006
	(in millions)
Consumer products:
Notes, 5.63% to 7.65% (average interest rate 6.75%), due through 2013	$1,850	$2,350
7.75% Debenture, due 2027	750	750
Foreign currency obligation:
Euro, 5.63% due 2008	1,503	1,340
Other	136	139

	4,239	4,579
Less current portion of long-term debt	(2,354)	(503)

	$1,885	$4,076

Financial services:
Eurodollar bonds, 7.50%, due 2009	$500	$499
Swiss franc, 4.00%, due 2007		620

	$500	$1,119

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Aggregate maturities of Altria Group, Inc.’s long-term debt, are as follows (in millions):

	Consumer Products	Financial Services
2008	$2,354
2009	135	$500
2013	1,000
2027	750

Based on market quotes, where available, or interest rates currently available to Altria Group, Inc. for issuance of debt with similar terms and remaining maturities, the aggregate fair value of consumer products and financial services long-term debt, including the current portion of long-term debt, at December 31, 2007 and 2006 was $5.0 billion and $6.0 billion, respectively.

Note 11.   Capital Stock:

Shares of authorized common stock are 12 billion; issued, repurchased and outstanding shares were as follows:

	Shares Issued	Shares Repurchased	Shares Outstanding
Balances, January 1, 2005	2,805,961,317	(746,433,841)	2,059,527,476

Exercise of stock options and issuance of other stock awards		24,736,923	24,736,923

Balances, December 31, 2005	2,805,961,317	(721,696,918)	2,084,264,399

Exercise of stock options and issuance of other stock awards		12,816,529	12,816,529

Balances, December 31, 2006	2,805,961,317	(708,880,389)	2,097,080,928

Exercise of stock options and issuance of other stock awards		10,595,834	10,595,834

Balances, December 31, 2007	2,805,961,317	(698,284,555)	2,107,676,762

At December 31, 2007, 77,491,184 shares of common stock were reserved for stock options and other stock awards under Altria Group, Inc.’s stock plans, and 10 million shares of Serial Preferred Stock, $1.00 par value, were authorized, none of which have been issued.

Note 12.   Stock Plans:

Under the Altria Group, Inc. 2005 Performance Incentive Plan (the “2005 Plan”), Altria Group, Inc. may grant to eligible employees stock options, stock appreciation rights, restricted stock, deferred stock, and other stock-based awards, as well as cash-based annual and long-term incentive awards. Up to 50 million shares of common stock may be issued under the 2005 Plan. In addition, Altria Group, Inc. may grant up to one million shares of common stock to members of the Board of Directors who are not employees of Altria Group, Inc. under the 2005

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Stock Compensation Plan for Non-Employee Directors (the “2005 Directors Plan”). At December 31, 2007, options to purchase 29,536,591 shares of Altria Group, Inc.’s common stock were outstanding. Shares available to be granted under the 2005 Plan and the 2005 Directors Plan at December 31, 2007 were 43,360,958 and 945,798, respectively.

As more fully described in Note 1. Background and Basis of Presentation, certain modifications were made to stock options, restricted stock and deferred stock as a result of the Kraft spin-off.

Altria Group, Inc. has not granted stock options to employees since 2002. Under certain circumstances, senior executives who exercised outstanding stock options using shares to pay the option exercise price and taxes received EOSOs equal to the number of shares tendered. EOSOs were granted at an exercise price of not less than fair market value on the date of the grant, and became exercisable six months after the grant date. This feature ceased during 2007.

Stock Option Plan

In connection with the Kraft spin-off, Altria Group, Inc. employee stock options were modified through the issuance of Kraft employee stock options and the adjustment of the stock option exercise prices for the Altria Group, Inc. awards. For each employee stock option outstanding the aggregate intrinsic value of the option immediately after the spin-off was not greater than the aggregate intrinsic value of the option immediately before the spin-off. Due to the fact that the Black-Scholes fair values of the awards immediately before and immediately after the spin-off were equivalent, as measured in accordance with the provisions of SFAS No. 123(R), no incremental compensation expense was recorded as a result of the modification of the Altria Group, Inc. awards.

Pre-tax compensation cost and the related tax benefit for stock option awards totaled $9 million and $3 million, respectively, for the year ended December 31, 2007. Pre-tax compensation cost and the related tax benefit for stock option awards totaled $17 million and $6 million, respectively, for the year ended December 31, 2006. Pre-tax compensation cost for stock option awards included $1 million in 2007 and $4 million in 2006 related to employees of discontinued operations. The fair value of the awards was determined using a modified Black-Scholes methodology using the following weighted average assumptions:

	Risk-Free Interest Rate	Expected Life	Expected Volatility	Expected Dividend Yield
2007 Altria Group, Inc.	4.56%	4 years	25.98%	3.99%
2006 Altria Group, Inc.	4.83	4	28.30	4.29
2005 Altria Group, Inc.	3.97	4	32.66	4.39

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Altria Group, Inc. stock option activity was as follows for the year ended December 31, 2007:

	Shares Subject to Option	Weighted Average Exercise Price	Average Remaining Contractual Term	Aggregate Intrinsic Value

Balance at January 1, 2007	40,093,392	$33.84
Options granted (EOSOs)	507,555	64.69
Options exercised	(11,049,904)	38.25
Options canceled	(14,452)	42.01

Balance/Exercisable at December 31, 2007	29,536,591	32.71	2 years	$1.3 billion

As more fully described in Note 1. Background and Basis of Presentation, the weighted average exercise prices shown in the table above were reduced as a result of the Kraft spin-off.

The aggregate intrinsic value shown in the table above was based on the December 31, 2007 closing price for Altria Group, Inc.’s common stock of $75.58. The weighted-average grant date fair value of options granted during the years ended December 31, 2007, 2006 and 2005 was $15.55, $14.53 and $14.41, respectively. The total intrinsic value of options exercised during the years ended December 31, 2007, 2006 and 2005 was $454 million, $456 million and $756 million, respectively.

Restricted Stock Plans

Altria Group, Inc. may grant shares of restricted stock and deferred stock to eligible employees, giving them in most instances all of the rights of stockholders, except that they may not sell, assign, pledge or otherwise encumber such shares. Such shares are subject to forfeiture if certain employment conditions are not met. Restricted and deferred stock generally vests on the third anniversary of the grant date.

The fair value of the restricted shares and deferred shares at the date of grant is amortized to expense ratably over the restriction period, which is generally three years. Altria Group, Inc. recorded pre-tax compensation expense related to restricted stock and deferred stock granted to employees of its continuing operations for the years ended December 31, 2007, 2006 and 2005 of $80 million, $59 million and $70 million, respectively. The deferred tax benefit recorded related to this compensation expense was $29 million, $22 million and $26 million for the years ended December 31, 2007, 2006 and 2005, respectively. The pre-tax compensation expense for the year ended December 31, 2006 includes the pre-tax cumulative effect gain of $5 million from the adoption of SFAS No. 123(R). The unamortized compensation expense related to Altria Group, Inc. restricted stock and deferred stock was $90 million at December 31, 2007 and is expected to be recognized over a weighted average period of 2 years.

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Altria Group, Inc. restricted stock and deferred stock activity was as follows for the year ended December 31, 2007:

	Number of Shares	Weighted-Average Grant Date Fair Value Per Share

Balance at January 1, 2007	6,396,710	$61.80
Granted	2,282,486	65.62
Vested	(2,137,294)	55.51
Forfeited	(394,395)	66.29

Balance at December 31, 2007	6,147,507	65.11

In January 2007, Altria Group, Inc. issued 1.7 million shares of deferred stock to eligible U.S.-based and non-U.S. employees. Restrictions on these shares lapse in the first quarter of 2010. The market value per share was $87.36 on the date of grant. Recipients of these Altria Group, Inc. deferred shares did not receive restricted stock or deferred stock of Kraft upon the Kraft spin-off. Rather, they received 0.6 million additional deferred shares of Altria Group, Inc. to preserve the intrinsic value of the original award, and accordingly, the grant date fair value per share, in the table above, related to this grant was reduced.

The grant price information for restricted stock and deferred stock awarded prior to January 31, 2007 reflects historical market prices which are not adjusted to reflect the Kraft spin-off. As discussed more fully in Note 1. Background and Basis of Presentation, as a result of the Kraft spin-off, holders of restricted stock and deferred stock awarded prior to January 31, 2007 retained their existing award and received restricted stock or deferred stock of Kraft Class A common stock.

The weighted–average grant date fair value of Altria Group, Inc. restricted stock and deferred stock granted during the years ended December 31, 2007, 2006 and 2005 was $150 million, $146 million and $137 million, respectively, or $65.62, $74.21 and $62.05 per restricted or deferred share, respectively. The total fair value of Altria Group, Inc. restricted stock and deferred stock vested during the years ended December 31, 2007, 2006 and 2005 was $184 million, $215 million and $4 million, respectively.

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Note 13.   Earnings per Share:

Basic and diluted EPS from continuing and discontinued operations were calculated using the following:

	For the Years Ended December 31,
	2007	2006	2005
	(in millions)

Earnings from continuing operations	$3,131	$3,182	$2,549
Earnings from discontinued operations	6,655	8,840	7,886

Net earnings	$9,786	$12,022	$10,435

Weighted average shares for basic EPS	2,101	2,087	2,070

Plus incremental shares from assumed conversions:
Restricted stock and deferred stock	3	4	6
Stock options	12	14	14

Weighted average shares for diluted EPS	2,116	2,105	2,090

For the 2007 computation, there were no antidilutive stock options. For the 2006 and 2005 computations, the number of stock options excluded from the calculation of weighted average shares for diluted EPS because their effects were antidilutive was immaterial.

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Note 14.   Income Taxes:

Earnings from continuing operations before income taxes, and provision for income taxes consisted of the following for the years ended December 31, 2007, 2006 and 2005:

	2007	2006	2005
	(in millions)
Earnings from continuing operations before income taxes:
United States	$4,674	$4,732	$4,102
Outside United States	4	21	21

Total	$4,678	$4,753	$4,123

Provision for income taxes:
United States federal:
Current	$1,659	$1,825	$1,136
Deferred	(219)	(570)	158

	1,440	1,255	1,294
State and local	98	303	260

Total United States	1,538	1,558	1,554

Outside United States:
Current	9	13	20
Deferred

Total outside United States	9	13	20

Total provision for income taxes	$1,547	$1,571	$1,574

The Internal Revenue Service (“IRS”) concluded its examination of Altria Group, Inc.’s consolidated tax returns for the years 1996 through 1999, and issued a final Revenue Agent’s Report (“RAR”) on March 15, 2006. Altria Group, Inc. agreed with the RAR, with the exception of certain leasing matters discussed below. Consequently, in March 2006, Altria Group, Inc. recorded non-cash tax benefits of $1.0 billion, which principally represented the reversal of tax reserves following the issuance of and agreement with the RAR. Altria Group, Inc. reimbursed $337 million and $450 million in cash to Kraft and PMI, respectively, for their portion of the $1.0 billion related to federal tax benefits, as well as pre-tax interest of $46 million to Kraft. The total tax benefits related to Kraft and PMI, which included the above mentioned federal tax benefits, as well as state tax benefits of $74 million, were reclassified to earnings from discontinued operations. The tax reversal resulted in an increase to earnings from continuing operations of $146 million for the year ended December 31, 2006.

Altria Group, Inc. has agreed with all conclusions of the RAR, with the exception of the disallowance of benefits pertaining to several PMCC leveraged lease transactions for the years 1996 through 1999. PMCC will continue to assert its position regarding these leveraged lease transactions and contest approximately $150 million of tax and net interest assessed and paid with regard to them. The IRS may in the future challenge and disallow more of PMCC’s leveraged leases based on Revenue Rulings, an IRS Notice and subsequent case law addressing specific types of leveraged leases (lease-in/lease-out (“LILO”) and sale-in/lease-out (“SILO”) transactions). PMCC believes that the position and supporting case law described in the RAR, Revenue Rulings and the IRS Notice are incorrectly applied to PMCC’s transactions and that its

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

leveraged leases are factually and legally distinguishable in material respects from the IRS’s position. PMCC and ALG intend to vigorously defend against any challenges based on that position through litigation. In this regard, on October 16, 2006, PMCC filed a complaint in the U.S. District Court for the Southern District of New York to claim refunds for a portion of these tax payments and associated interest. However, should PMCC’s position not be upheld, PMCC may have to accelerate the payment of significant amounts of federal income tax and significantly lower its earnings to reflect the recalculation of the income from the affected leveraged leases, which could have a material effect on the earnings and cash flows of Altria Group, Inc. in a particular fiscal quarter or fiscal year. PMCC considered this matter in its adoption of FIN 48 and FASB Staff Position No. FAS 13-2.

Altria Group, Inc.’s U.S. subsidiaries join in the filing of a U.S. federal consolidated income tax return. The U.S. federal statute of limitations remains open for the year 2000 and onward with years 2000 to 2003 currently under examination by the IRS. State jurisdictions have statutes of limitations generally ranging from 3 to 5 years. Altria Group, Inc. is currently under examination in various states.

As previously discussed in Note 2. Summary of Significant Accounting Policies, on January 1, 2007, Altria Group, Inc. adopted the provisions of FIN 48. As a result of the January 1, 2007 adoption of FIN 48, Altria Group, Inc. lowered its liability for unrecognized tax benefits by $1,021 million. This resulted in an increase to stockholders’ equity of $857 million ($835 million, net of minority interest), a reduction of Kraft’s goodwill of $85 million and a reduction of federal deferred tax benefits of $79 million.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

(in millions)
Balance at January 1, 2007	$1,053
Additions based on tax positions related to the current year	70
Additions for tax positions of prior years	22
Reductions for tax positions of prior years	(28)
Reductions for tax positions due to lapse of statutes of limitations	(116)
Settlements	(21)
Reduction of state and foreign unrecognized tax benefits due to Kraft spin-off	(365)

Balance at December 31, 2007	$615

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Unrecognized tax benefits and Altria Group, Inc.’s consolidated liability for tax contingencies were as follows:

	December 31, 2007	January 1, 2007
	(in millions)
Unrecognized tax benefits - Altria Group, Inc.	$182	$269
Unrecognized tax benefits - Kraft	270	619
Unrecognized tax benefits - PMI	163	165

Unrecognized tax benefits	615	1,053
Accrued interest and penalties	267	292
Tax credits and other indirect benefits	(102)	(104)

Liability for tax contingencies	$780	$1,241

The amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate at December 31, 2007 was $150 million, along with $32 million affecting deferred taxes, $163 million impacting discontinued operations, and the remainder of $270 million affecting the receivable from Kraft discussed below. The amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate at January 1, 2007 was $198 million, along with $71 million affecting deferred taxes, and the remainder of $784 million impacting discontinued operations.

Altria Group, Inc.’s unrecognized tax benefits decreased to $615 million as of December 31, 2007, principally due to the spin-off of Kraft, as well as the expiration of statutes of limitations and audit closures in state and foreign jurisdictions. For the year ended December 31, 2007, Altria Group, Inc. recognized in its consolidated statement of earnings $13 million of interest and penalties.

Under the Tax Sharing Agreement between Altria Group, Inc. and Kraft, Kraft is responsible for its own pre-spin-off tax obligations. However, due to regulations governing the U.S. federal consolidated tax return, Altria Group, Inc. remains severally liable for Kraft’s pre-spin-off federal taxes. As a result, Altria Group, Inc. continues to include $270 million of Kraft’s unrecognized tax benefits in its liability for uncertain tax positions, and a corresponding receivable from Kraft of $270 million is included in other assets. Similarly, under the Tax Sharing Agreement between Altria Group, Inc. and PMI, PMI will be responsible for its own pre-spin-off tax obligations.

Altria Group, Inc. recognizes accrued interest and penalties associated with uncertain tax positions as part of the tax provision. As of January 1, 2007, Altria Group, Inc. had $292 million of accrued interest and penalties of which approximately $125 million and $26 million related to Kraft and PMI, respectively. The accrued interest and penalties decreased to $267 million at December 31, 2007, principally as a result of the Kraft spin-off, and the expiration of statutes of limitations and audit closures in state and foreign jurisdictions. The accrued interest and penalties at December 31, 2007 includes $88 million of Kraft federal interest for which Kraft is responsible under the Kraft Tax Sharing Agreement. The receivable from Kraft, which is included in other assets, includes related accrued interest and penalties. The accrued interest and penalties at December 31, 2007 also includes $25 million of PMI federal interest for which PMI will be responsible under the PMI Tax Sharing Agreement.

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

It is reasonably possible that within the next 12 months certain state and foreign examinations will be resolved, which could result in a decrease in unrecognized tax benefits, and interest and penalties of approximately $40 million and $12 million, respectively, of which $8 million and $3 million, respectively, related to PMI.

As previously discussed in Note 2. Summary of Significant Accounting Policies, Altria Group, Inc. adopted the provisions of FAS 13-2 effective January 1, 2007. The adoption of FAS 13-2 resulted in a reduction to stockholders’ equity of $124 million as of January 1, 2007.

The effective income tax rate on pre-tax earnings from continuing operations differed from the U.S. federal statutory rate for the following reasons for the years ended December 31, 2007, 2006 and 2005:

	2007	2006	2005

U.S. federal statutory rate	35.0%	35.0%	35.0%
Increase (decrease) resulting from:
State and local income taxes, net of federal tax benefit excluding IRS audit impacts	3.6	3.9	4.1
Benefit principally related to reversal of federal and state reserves on conclusion of IRS audit		(3.1)
Reversal of tax reserves no longer required	(2.4)
Foreign dividend repatriation (benefit) cost	(2.0)	(1.4)	0.7
Other	(1.1)	(1.3)	(1.6)

Effective tax rate	33.1%	33.1%	38.2%

The tax provision in 2007 includes net tax benefits of $111 million related to the reversal of tax reserves and associated interest resulting from the expiration of statutes of limitations ($55 million in the third quarter and $56 million in the fourth quarter). The tax provision in 2007 also includes the reversal of tax accruals of $57 million no longer required in the fourth quarter. The tax provision in 2006 includes $146 million of non-cash tax benefits principally representing the reversal of tax reserves after the U.S. IRS concluded its examination of Altria Group, Inc.’s consolidated tax returns for the years 1996 through 1999 in the first quarter of 2006. The tax provision in 2005 includes the impact of the domestic manufacturers’ deduction under the American Jobs Creation Act.

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

The tax effects of temporary differences that gave rise to consumer products deferred income tax assets and liabilities consisted of the following at December 31, 2007 and 2006:

	2007	2006
	(in millions)
Deferred income tax assets:
Accrued postretirement and postemployment benefits	$1,055	$970
Settlement charges	1,642	1,449

Total deferred income tax assets	2,697	2,419

Deferred income tax liabilities:
Property, plant and equipment	(418)	(465)
Prepaid pension costs	(311)	(267)
Other	(1,133)	(367)

Total deferred income tax liabilities	(1,862)	(1,099)

Net deferred income tax assets	$835	$1,320

Financial services deferred income tax liabilities are primarily attributable to temporary differences relating to net investments in finance leases.

Note 15.   Segment Reporting:

The products of ALG’s subsidiaries include cigarettes and other tobacco products sold in the United States by PM USA, and cigars and pipe tobacco sold by John Middleton, Inc. Another subsidiary of ALG, PMCC, maintains a portfolio of leveraged and direct finance leases.

As discussed in Note 1. Background and Basis of Presentation, beginning with the first quarter of 2008, Altria Group, Inc. revised its reportable segments. Altria Group, Inc.’s reportable segments are Cigarettes and other tobacco products; Cigars; and Financial services.

Altria Group, Inc.’s management reviews operating companies income to evaluate segment performance and allocate resources. Operating companies income for the segments excludes general corporate expenses. Interest and other debt expense, net (consumer products), and provision for income taxes are centrally managed at the ALG level and, accordingly, such items are not presented by segment since they are excluded from the measure of segment profitability reviewed by Altria Group, Inc.’s management. Information about total assets by segment is not disclosed because such information is not reported to or used by Altria Group, Inc.’s chief operating decision maker. Segment goodwill and other intangible assets, net, are disclosed in Note 2. Summary of Significant Accounting Policies. The accounting policies of the segments are the same as those described in Note 2.

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Segment data were as follows:

	For the Years Ended December 31,
	2007	2006	2005
	(in millions)
Net revenues:
Cigarettes and other tobacco products	$18,470	$18,474	$18,134
Cigars	15
Financial services	179	316	318

Net revenues	$18,664	$18,790	$18,452

Earnings from continuing operations before income taxes:
Operating companies income:
Cigarettes and other tobacco products	$4,511	$4,812	$4,581
Cigars	7
Financial services	380	175	30
General corporate expenses	(525)	(469)	(507)

Operating income	4,373	4,518	4,104
Interest and other debt expense, net	(205)	(225)	(427)
Equity earnings in SABMiller	510	460	446

Earnings from continuing operations before income taxes	$4,678	$4,753	$4,123

PM USA’s largest customer, McLane Company, Inc., accounted for approximately 26%, 25% and 23% of Altria Group, Inc.’s consolidated net revenues for the years ended December 31, 2007, 2006 and 2005, respectively. These net revenues were reported in the Cigarettes and other tobacco products segment.

Items affecting the comparability of results from continuing operations were as follows:

— Loss on Tobacco Pool – As further discussed in Note 19. Contingencies, in October 2004, the Fair and Equitable Tobacco Reform Act of 2004 (“FETRA”) was signed into law. Under the provisions of FETRA, PM USA was obligated to cover its share of potential losses that the government may incur on the disposition of pool tobacco stock accumulated under the previous tobacco price support program. In 2005, PM USA recorded a $138 million expense for its share of the loss, which is included in the operating companies income of the Cigarettes and other tobacco products segment.

— Tobacco Quota Buy-Out – The provisions of FETRA require PM USA, along with other manufacturers and importers of tobacco products, to make quarterly payments that will be used to compensate tobacco growers and quota holders affected by the legislation. Payments made by PM USA under FETRA offset amounts due under the provisions of the National Tobacco Grower Settlement Trust (“NTGST”), a trust formerly established to compensate tobacco growers and quota holders. Disputes arose as to the applicability of FETRA to 2004 NTGST payments. During the third quarter of 2005, a North Carolina Supreme Court ruling determined that FETRA enactment had not triggered the offset provisions during 2004 and that tobacco companies were required to make full payment to the NTGST for the full year of 2004. The ruling, along with FETRA billings from the United States Department of Agriculture (“USDA”), established that FETRA was effective beginning in 2005. Accordingly, during the

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS

third quarter of 2005, PM USA reversed a 2004 accrual for FETRA payments in the amount of $115 million, which is included in the operating companies income of the Cigarettes and other tobacco products segment.

— Asset Impairment and Exit Costs – See Note 3. Asset Impairment and Exit Costs, for a breakdown of these charges by segment.

— Recoveries/Provision from/for Airline Industry Exposure – As discussed in Note 8. Finance Assets, net, during 2007, PMCC recorded pre-tax gains of $214 million on the sale of its ownership interests and bankruptcy claims in certain leveraged lease investments in aircraft, which represented a partial recovery, in cash, of amounts that had been previously written down. During 2006, PMCC increased its allowance for losses by $103 million, due to issues within the airline industry. During 2005, PMCC increased its allowance for losses by $200 million, reflecting its exposure to the airline industry, particularly Delta and Northwest, both of which filed for bankruptcy protection during 2005.

See Notes 4 and 5, respectively, regarding divestitures and acquisitions.

	For the Years Ended December 31,
	2007	2006	2005
	(in millions)
Depreciation expense:
Cigarettes and other tobacco products	$210	$202	$208
Corporate	22	53	61

Total depreciation expense	$232	$255	$269

	For the Years Ended December 31,
	2007	2006	2005
	(in millions)
Capital expenditures:
Cigarettes and other tobacco products	$352	$361	$228
Corporate	34	38	71

Total capital expenditures	$386	$399	$299

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Note 16.   Benefit Plans:

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”). SFAS No. 158 requires that employers recognize the funded status of their defined benefit pension and other postretirement plans on the consolidated balance sheet and record as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that have not been recognized as components of net periodic benefit cost. Altria Group, Inc. adopted SFAS No. 158, prospectively, on December 31, 2006.

The incremental effect of applying SFAS No. 158 on individual line items in the consolidated balance sheet at December 31, 2006 was as follows:

	Before Application of SFAS No. 158	Adjustments	After Application of SFAS No. 158
	(in millions)

Current assets of discontinued operations	$ 19,058	(94)	$ 18,964
Other current assets	1,839	(29)	1,810
Total current assets	26,275	(123)	26,152
Prepaid pension assets	1,831	(1,173)	658
Long-term assets of discontinued operations	65,276	(2,354)	62,922
Other assets	1,151	554	1,705
Total consumer products assets	100,833	(3,096)	97,737
Total assets	107,366	(3,096)	104,270

Accrued liabilities - other	944	9	953
Current liabilities of discontinued operations	16,161	7	16,168
Total current liabilities	25,411	16	25,427
Deferred income taxes	619	(159)	460
Accrued pension costs	157	36	193
Accrued postretirement health care costs	1,595	414	2,009
Long-term liabilities of discontinued operations	24,623	(136)	24,487
Other liabilities	1,411	119	1,530
Total consumer products liabilities	57,892	290	58,182
Total liabilities	64,361	290	64,651

Accumulated other comprehensive losses	(422)	(3,386)	(3,808)
Total stockholders’ equity	43,005	(3,386)	39,619
Total liabilities and stockholders’ equity	107,366	(3,096)	104,270

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

The amounts recorded in accumulated other comprehensive earnings/losses at December 31, 2007 consisted of the following:

	Pensions	Postretirement	Postemployment	Total
	(in millions)

Net losses	$(939)	$(356)	$(149)	$(1,444)
Prior service cost	(55)	100		45
Deferred income taxes	386	95	58	539

Amounts to be amortized–continuing operations	(608)	(161)	(91)	(860)
Amounts related to discontinued operations	(49)		(51)	(100)

Amounts recorded in accumulated other comprehensive earnings/losses	$(657)	$(161)	$(142)	$(960)

The amounts recorded in accumulated other comprehensive earnings/losses at December 31, 2006 consisted of the following:

	Pensions	Postretirement	Postemployment	Total
	(in millions)

Net losses	$(1,251)	$(505)	$(136)	$(1,892)
Prior service cost	(82)	91		9
Deferred income taxes	525	159	53	737

Amounts to be amortized–continuing operations	(808)	(255)	(83)	(1,146)
Reverse additional minimum pension liability, net of taxes	79			79

Initial adoption of SFAS No. 158 -continuing operations	(729)	(255)	(83)	(1,067)
Initial adoption of SFAS No. 158 -discontinued operations	(1,879)	(437)	(3)	(2,319)

Initial adoption of SFAS No. 158	$(2,608)	$(692)	$(86)	$(3,386)

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

The movements in other comprehensive earnings/losses during the year ended December 31, 2007 were as follows:

	Pensions	Postretirement	Postemployment	Total
	(in millions)

Amounts transferred to earnings as components of net periodic benefit cost:
Amortization:
Net losses	$82	$20	$10	$112
Prior service cost (credit)	10	(8)		2
Other income/expense:
Net losses	62	33		95
Prior service cost (credit)	25	(6)		19
Deferred income taxes	(71)	(15)	(4)	(90)

	108	24	6	138

Other movements during the year:
Net losses	168	96	(23)	241
Prior service cost	(8)	23		15
Deferred income taxes	(68)	(49)	9	(108)

	92	70	(14)	148

Amounts related to continuing operations	200	94	(8)	286
Amounts related to discontinued operations	467	4	(13)	458

Total movements in other comprehensive earnings/ losses	$667	$98	$(21)	$744

Altria Group, Inc. sponsors noncontributory defined benefit pension plans covering substantially all employees. In addition, ALG and its subsidiaries provide health care and other benefits to substantially all retired employees.

The plan assets and benefit obligations of Altria Group, Inc.’s pension plans are measured at December 31 of each year. The benefit obligations of Altria Group, Inc.’s postretirement plans are measured at December 31 of each year.

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Pension Plans

Obligations and Funded Status

The benefit obligations, plan assets and funded status of Altria Group, Inc.’s pension plans at December 31, 2007 and 2006, were as follows:

	2007	2006
	(in millions)

Benefit obligation at January 1	$5,255	$5,045
Service cost	103	115
Interest cost	309	291
Benefits paid	(281)	(268)
Termination, settlement and curtailment	(50)	13
Actuarial (gains) losses	(200)	60
Acquisitions	7
Other		(1)

Benefit obligation at December 31	5,143	5,255

Fair value of plan assets at January 1	5,697	4,896
Actual return on plan assets	397	779
Employer contributions	37	289
Benefits paid	(281)	(268)
Actuarial (losses) gains	(9)	1

Fair value of plan assets at December 31	5,841	5,697

Net pension asset recognized at December 31	$698	$442

The net pension asset recognized in Altria Group, Inc.’s consolidated balance sheets at December 31, 2007 and 2006, was as follows:

	2007	2006
	(in millions)

Prepaid pension assets	$912	$658
Other accrued liabilities	(16)	(23)
Accrued pension costs	(198)	(193)

	$698	$442

The accumulated benefit obligation, which represents benefits earned to date, for the pension plans was $4.6 billion and $4.7 billion at December 31, 2007 and 2006, respectively.

For plans with accumulated benefit obligations in excess of plan assets, the projected benefit obligation, accumulated benefit obligation and fair value of plan assets were $211 million, $145 million and $2 million, respectively, as of December 31, 2007, and $219 million, $183 million and $4 million, respectively, as of December 31, 2006. The majority of these relate to plans for salaried employees that cannot be funded under IRS regulations.

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

The following weighted-average assumptions were used to determine Altria Group, Inc.’s benefit obligations under the plans at December 31:

	2007	2006
Discount rate	6.20%	5.90%
Rate of compensation increase	4.50	4.50

The discount rates for Altria Group, Inc.’s plans were developed from a model portfolio of high-quality, fixed-income debt instruments with durations that match the expected future cash flows of the benefit obligations.

Components of Net Periodic Benefit Cost

Net periodic pension cost consisted of the following for the years ended December 31, 2007, 2006 and 2005:

	2007	2006	2005
	(in millions)

Service cost	$103	$115	$112
Interest cost	309	291	271
Expected return on plan assets	(429)	(393)	(362)
Amortization:
Net loss	82	154	106
Prior service cost	10	12	14
Termination, settlement and curtailment	37	15	9

Net periodic pension cost	$112	$194	$150

During 2007, PM USA’s announced closure of its Cabarrus, North Carolina manufacturing facility, and workforce reduction programs resulted in curtailment losses and termination benefits of $37 million. This curtailment prompted a revaluation of the plans at a discount rate of 6.3%, resulting in an increase in prepaid pension assets of approximately $500 million and a corresponding increase, net of income taxes, to stockholders’ equity. During 2006 and 2005, employees left Altria Group, Inc. under voluntary early retirement and workforce reduction programs. These events resulted in settlement losses, curtailment losses and termination benefits for the plans in 2006 and 2005 of $15 million and $9 million, respectively.

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

The amounts included in termination, settlement and curtailment in the table above for the year ended December 31, 2007 were comprised of the following changes:

2007
(in millions)

Benefit obligation	$(50)
Other comprehensive earnings/losses:
Net losses	62
Prior service cost	25

$37

For the pension plans, the estimated net loss and prior service cost that are expected to be amortized from accumulated other comprehensive income into net periodic benefit cost during 2008 are $65 million and $8 million, respectively.

The following weighted-average assumptions were used to determine Altria Group, Inc.’s net pension cost for the years ended December 31:

	2007	2006	2005
Discount rate	6.10%	5.70%	5.75%
Expected rate of return on plan assets	8.00	8.00	8.00
Rate of compensation increase	4.50	4.50	4.50

Altria Group, Inc.’s expected rate of return on plan assets is determined by the plan assets’ historical long-term investment performance, current asset allocation and estimates of future long-term returns by asset class.

ALG and certain of its subsidiaries sponsor deferred profit-sharing plans covering certain salaried, non-union and union employees. Contributions and costs are determined generally as a percentage of pre-tax earnings, as defined by the plans. Certain other subsidiaries of ALG also maintain defined contribution plans. Amounts charged to expense for defined contribution plans totaled $119 million, $119 million and $124 million in 2007, 2006 and 2005, respectively.

Plan Assets

The percentage of fair value of pension plan assets at December 31, 2007 and 2006, was as follows:

Asset Category	2007	2006
Equity securities	72%	72%
Debt securities	28	27
Other		1

Total	100%	100%

Altria Group, Inc.’s investment strategy is based on an expectation that equity securities will outperform debt securities over the long term. Accordingly, the composition of Altria Group, Inc.’s U.S. plan assets is broadly characterized as a 70%/30% allocation between equity and debt securities. Beginning in 2008, Altria Group, Inc. decided to change the allocation between

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

equity and debt securities to 55%/45%, reflecting the impact of the changing demographic mix of plan participants on benefit obligations. The strategy utilizes indexed U.S. equity securities, actively managed international equity securities and actively managed investment grade debt securities (which constitute 80% or more of debt securities) with lesser allocations to high-yield and international debt securities.

Altria Group, Inc. attempts to mitigate investment risk by rebalancing between equity and debt asset classes as Altria Group, Inc.’s contributions and monthly benefit payments are made.

Altria Group, Inc. presently makes, and plans to make, contributions, to the extent that they are tax deductible and do not generate an excise tax liability, in order to maintain plan assets in excess of the accumulated benefit obligation of its funded plans. Currently, Altria Group, Inc. anticipates making contributions of $16 million in 2008 to its plans based on current tax law. However, these estimates are subject to change as a result of changes in tax and other benefit laws, as well as asset performance significantly above or below the assumed long-term rate of return on pension assets, or changes in interest rates.

The estimated future benefit payments from the Altria Group, Inc. pension plans at December 31, 2007, were as follows:

(in millions)
2008	$ 280
2009	289
2010	299
2011	312
2012	327
2013-2017	1,849

Postretirement Benefit Plans

Net postretirement health care costs consisted of the following for the years ended December 31, 2007, 2006 and 2005:

	2007	2006	2005
	(in millions)

Service cost	$41	$49	$48
Interest cost	120	121	110
Amortization:
Net loss	20	39	22
Prior service credit	(8)	(4)	(4)
Other (income) expense	(2)	3	3

Net postretirement health care costs	$171	$208	$179

During 2007, Altria Group, Inc. had curtailment gains related to PM USA’s announced closure of its Cabarrus, North Carolina manufacturing facility, which are included in other (income) expense, above. During 2006 and 2005, Altria Group, Inc. instituted early retirement programs. These actions resulted in special termination benefits and curtailment losses in 2006 and 2005, which are included in other (income) expense, above.

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

The amounts included in other (income) expense in the table above for the year ended December 31, 2007 were comprised of the following changes:

2007
(in millions)

Accumulated postretirement health care costs	$(29)
Other comprehensive earnings/losses:
Net losses	33
Prior service credit	(6)

Other income	$(2)

For the postretirement benefit plans, the estimated net loss and prior service credit that are expected to be amortized from accumulated other comprehensive income into net postretirement health care costs during 2008 are $24 million and $(9) million, respectively.

The following weighted-average assumptions were used to determine Altria Group, Inc.’s net postretirement cost for the years ended December 31:

	2007	2006	2005
Discount rate	6.10%	5.70%	5.75%
Health care cost trend rate	8.00	8.00	8.00

Altria Group, Inc.’s postretirement health care plans are not funded. The changes in the accumulated benefit obligation and net amount accrued at December 31, 2007 and 2006, were as follows:

	2007	2006
	(in millions)

Accumulated postretirement benefit obligation at January 1	$2,113	$2,132
Service cost	41	49
Interest cost	120	121
Benefits paid	(93)	(86)
Curtailments	(29)	5
Plan amendments	(23)	(77)
Assumption changes		(10)
Actuarial gains	(96)	(21)

Accrued postretirement health care costs at December 31	$2,033	$2,113

The current portion of Altria Group, Inc.’s accrued postretirement health care costs of $117 million and $104 million at December 31, 2007 and 2006, respectively, is included in other accrued liabilities on the consolidated balance sheets.

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

The following assumptions were used to determine Altria Group, Inc.’s postretirement benefit obligations at December 31:

	2007	2006
Discount rate	6.20%	5.90%
Health care cost trend rate assumed for next year	8.00	8.00
Ultimate trend rate	5.00	5.00
Year that the rate reaches the ultimate trend rate	2011	2010

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects as of December 31, 2007:

	One-Percentage-Point Increase	One-Percentage-Point Decrease
Effect on total of service and interest cost	11.2%	(10.6)%
Effect on postretirement benefit obligation	9.9	(8.2)

Altria Group, Inc.’s estimated future benefit payments for its postretirement health care plans at December 31, 2007, were as follows:

(in millions)

2008	$ 117
2009	125
2010	134
2011	143
2012	147
2013-2017	772

Postemployment Benefit Plans

ALG and certain of its subsidiaries sponsor postemployment benefit plans covering substantially all salaried and certain hourly employees. The cost of these plans is charged to expense over the working life of the covered employees. Net postemployment costs consisted of the following for the years ended December 31, 2007, 2006 and 2005:

	2007	2006	2005
	(in millions)

Service cost	$16	$11	$7
Interest cost	3	4
Amortization of net loss	10	5	11
Other expense	281	21	30

Net postemployment costs	$310	$41	$48

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

As discussed in Note 3. Asset Impairment and Exit Costs, certain employees left Altria Group, Inc. under separation programs. These programs resulted in incremental postemployment costs, which are included in other expense, above.

For the postemployment benefit plans, the estimated net loss that is expected to be amortized from accumulated other comprehensive income into net postemployment costs during 2008 is approximately $12 million.

Altria Group, Inc.’s postemployment plans are not funded. The changes in the benefit obligations of the plans at December 31, 2007 and 2006, were as follows:

	2007	2006
	(in millions)

Accrued postemployment costs at January 1	$174	$139
Service cost	16	11
Interest cost	3	4
Benefits paid	(36)	(36)
Actuarial losses and assumption changes	1	35
Other	281	21

Accrued postemployment costs at December 31	$439	$174

The accrued postemployment costs were determined using a discount rate of 6.2% and 5.7% in 2007 and 2006, respectively, an assumed ultimate annual turnover rate of 0.5% and 0.6% in 2007 and 2006, respectively, assumed compensation cost increases of 4.5% in 2007 and 2006, and assumed benefits as defined in the respective plans. Postemployment costs arising from actions that offer employees benefits in excess of those specified in the respective plans are charged to expense when incurred.

Note 17.  Additional Information:

The amounts shown below are for continuing operations.

	For the Years Ended December 31,
	2007	2006	2005
	(in millions)

Research and development expense	$269	$282	$273

Advertising expense	$ 5	$ 7	$ 7

Interest and other debt expense, net:
Interest expense	$475	$629	$722
Interest income	(270)	(404)	(295)

	$205	$225	$427

Interest expense of financial services operations included in cost of sales	$ 54	$ 81	$107

Rent expense	$ 67	$100	$111

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

Minimum rental commitments under non-cancelable operating leases in effect at December 31, 2007, were as follows (in millions):

2008	$59
2009	50
2010	42
2011	25
2012	17
Thereafter	93

$286

Note 18.  Financial Instruments:

Derivative Financial Instruments

Derivative financial instruments are used by ALG and its subsidiaries, principally to reduce exposures to market risks resulting from fluctuations in foreign exchange rates by creating offsetting exposures. Altria Group, Inc. is not a party to leveraged derivatives and, by policy, does not use derivative financial instruments for speculative purposes. Financial instruments qualifying for hedge accounting must maintain a specified level of effectiveness between the hedging instrument and the item being hedged, both at inception and throughout the hedged period. Altria Group, Inc. formally documents the nature and relationships between the hedging instruments and hedged items, as well as its risk-management objectives, strategies for undertaking the various hedge transactions and method of assessing hedge effectiveness. Additionally, for hedges of forecasted transactions, the significant characteristics and expected terms of the forecasted transaction must be specifically identified, and it must be probable that each forecasted transaction will occur. If it were deemed probable that the forecasted transaction will not occur, the gain or loss would be recognized in earnings currently.

Altria Group, Inc. (primarily PMI) uses forward foreign exchange contracts, foreign currency swaps and foreign currency options to mitigate its exposure to changes in exchange rates from third-party and intercompany, actual and forecasted transactions. The primary currencies to which Altria Group, Inc. (primarily PMI) is exposed include the Japanese yen, Swiss franc, euro, Turkish lira, Russian ruble and Indonesian rupiah. At December 31, 2007 and 2006, Altria Group, Inc. had contracts with aggregate notional amounts of $6.9 billion and $3.2 billion, respectively, of which $6.9 billion and $3.1 billion, respectively, were at PMI. The effective portion of unrealized gains and losses associated with qualifying contracts is deferred as a component of accumulated other comprehensive earnings (losses) until the underlying hedged transactions are reported on Altria Group, Inc.’s consolidated statement of earnings. A portion of Altria Group, Inc.’s foreign currency swaps, while effective as economic hedges, do not qualify for hedge accounting and therefore the unrealized gain (loss) relating to these contracts is reported in Altria Group, Inc.’s consolidated statements of earnings. For the years ended December 31, 2007, 2006 and 2005, the unrealized gain (loss) with regard to the contracts that do not qualify for hedge accounting was insignificant.

In addition, Altria Group, Inc. uses foreign currency swaps to mitigate its exposure to changes in exchange rates related to foreign currency denominated debt. These swaps typically convert fixed-rate foreign currency denominated debt to fixed-rate debt denominated in the functional currency of the borrowing entity, and are accounted for as cash flow hedges. At December 31,

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

2007 and 2006, the notional amounts of foreign currency swap agreements aggregated $1.5 billion and $1.4 billion, respectively.

Altria Group, Inc. also designates certain foreign currency denominated debt and forwards as net investment hedges of foreign operations. During the years ended December 31, 2007 and 2006, these hedges of net investments resulted in losses, net of income taxes, of $45 million and $164 million, respectively, and during the year ended December 31, 2005 resulted in a gain, net of income taxes, of $369 million. These gains and losses were reported as a component of accumulated other comprehensive earnings (losses) within currency translation adjustments.

During the years ended December 31, 2007, 2006 and 2005, ineffectiveness related to fair value hedges and cash flow hedges was not material. Altria Group, Inc. is hedging forecasted transactions for periods not exceeding the next twelve months. At December 31, 2007, Altria Group, Inc. expects an insignificant amount of gains reported in accumulated other comprehensive earnings (losses) to be reclassified to the consolidated statement of earnings within the next twelve months.

Derivative gains or losses reported in accumulated other comprehensive earnings (losses) are a result of qualifying hedging activity. Transfers of gains or losses from accumulated other comprehensive earnings (losses) to earnings are offset by the corresponding gains or losses on the underlying hedged item. Hedging activity affected accumulated other comprehensive earnings (losses), net of income taxes, during the years ended December 31, 2007, 2006 and 2005, as follows (in millions):

	2007	2006	2005
Gain (loss) as of January 1	$13	$24	$(14)
Derivative gains transferred to earnings	(45)	(35)	(95)
Change in fair value	25	24	133
Kraft spin-off	2

(Loss) gain as of December 31	$(5)	$13	$24

Credit exposure and credit risk

Altria Group, Inc. is exposed to credit loss in the event of nonperformance by counterparties. Altria Group, Inc. does not anticipate nonperformance within its consumer products businesses. However, see Note 8. Finance Assets, net regarding certain leases.

Fair value

The aggregate fair value, based on market quotes, of Altria Group, Inc.’s total debt at December 31, 2007, was $5.0 billion, as compared with its carrying value of $4.7 billion. The aggregate fair value, based on market quotes, of Altria Group, Inc.’s total debt at December 31, 2006, was $6.0 billion, as compared with its carrying value of $5.7 billion.

The fair value, based on market quotes, of Altria Group, Inc.’s equity investment in SABMiller at December 31, 2007, was $12.1 billion, as compared with its carrying value of $4.0 billion. The fair value, based on market quotes, of Altria Group, Inc.’s equity investment in SABMiller at December 31, 2006, was $9.9 billion, as compared with its carrying value of $3.7 billion.

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements,” which will be effective for financial statements issued for fiscal years beginning after November 15, 2007. This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Altria Group, Inc. anticipates that the adoption of this statement will not have a material impact on its financial statements.

See Notes 9 and 10 for additional disclosures of fair value for short-term borrowings and long-term debt.

Note 19.  Contingencies:

Legal proceedings covering a wide range of matters are pending or threatened in various United States and foreign jurisdictions against ALG, its subsidiaries and affiliates, including PM USA and its respective indemnitees. Various types of claims are raised in these proceedings, including product liability, consumer protection, antitrust, tax, contraband shipments, patent infringement, employment matters, claims for contribution and claims of competitors and distributors.

Overview of Tobacco-Related Litigation

Types and Number of Cases

Claims related to tobacco products generally fall within the following categories: (i) smoking and health cases alleging personal injury brought on behalf of individual plaintiffs, (ii) smoking and health cases primarily alleging personal injury or seeking court-supervised programs for ongoing medical monitoring and purporting to be brought on behalf of a class of individual plaintiffs, including cases in which the aggregated claims of a number of individual plaintiffs are to be tried in a single proceeding, (iii) health care cost recovery cases brought by governmental (both domestic and foreign) and non-governmental plaintiffs seeking reimbursement for health care expenditures allegedly caused by cigarette smoking and/or disgorgement of profits, (iv) class action suits alleging that the uses of the terms “Lights” and “Ultra Lights” constitute deceptive and unfair trade practices, common law fraud, or violations of the Racketeer Influenced and Corrupt Organizations Act (“RICO”), and (v) other tobacco-related litigation described below. Damages claimed in some of the tobacco-related litigation are significant, and in certain cases, range into the billions of dollars. The variability in pleadings in multiple jurisdictions, together with the actual experience of management in litigating claims, demonstrate that the monetary relief that may be specified in a lawsuit bears little relevance to the ultimate outcome. Plaintiffs’ theories of recovery and the defenses raised in pending smoking and health, health care cost recovery and Lights/Ultra Lights cases are discussed below.

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

The table below lists the number of certain tobacco-related cases pending in the United States against PM USA and, in some instances, ALG, as of December 31, 2007, December 31, 2006 and December 31, 2005, and a page-reference to further discussions of each type of case.

Type of Case	Number of Cases Pending as of December 31, 2007	Number of Cases Pending as of December 31, 2006	Number of Cases Pending as of December 31, 2005	Page References
Individual Smoking and Health Cases (1)	105	196	228	64 - 65

Smoking and Health Class Actions and Aggregated Claims Litigation (2)	10	10	9	65

Health Care Cost Recovery Actions	3	5	4	65 - 72

Lights/Ultra Lights Class Actions	17	20	24	72 - 75

Tobacco Price Cases	2	2	2	75

Cigarette Contraband Cases	0	0	1	75

(1)

Does not include 2,622 cases brought by flight attendants seeking compensatory damages for personal injuries allegedly caused by exposure to environmental tobacco smoke (“ETS”). The flight attendants allege that they are members of an ETS smoking and health class action, which was settled in 1997. The terms of the court-approved settlement in that case allow class members to file individual lawsuits seeking compensatory damages, but prohibit them from seeking punitive damages. Also, does not include nine individual smoking and health cases brought against certain retailers that are indemnitees of PM USA. Additionally, does not include approximately 1,282 individual smoking and health cases brought by or on behalf of approximately 7,266 plaintiffs in Florida following the decertification of the Engle case discussed below. It is possible that additional cases have been filed but not yet recorded on the courts’ dockets.

(2)

Includes as one case the aggregated claims of 728 individuals (of which 414 individuals have claims against PM USA) that are proposed to be tried in a single proceeding in West Virginia. The West Virginia Supreme Court of Appeals has ruled that the United States Constitution does not preclude a trial in two phases in this case. Issues related to defendants’ conduct, plaintiffs’ entitlement to punitive damages and a punitive damages multiplier, if any, would be determined in the first phase. The second phase would consist of individual trials to determine liability, if any, and compensatory damages. In November 2007, the West Virginia Supreme Court of Appeals denied defendants’ renewed motion for review of the trial plan. In December 2007, defendants filed a petition for writ of certiorari with the United States Supreme Court.

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

PM USA is also a named defendant in a smoking and health putative class action in Israel, a “Lights” class action in Israel and health care cost recovery actions in Israel and Canada.

Pending and Upcoming Trials

On November 16, 2007, the jury in a flight attendant litigation found in favor of the defendants. In addition, as of December 31, 2007, 11 individual smoking and health cases against PM USA are scheduled for trial through the end of 2008. Cases against other tobacco companies are also scheduled for trial through the end of 2008. Trial dates are subject to change.

Recent Trial Results

Since January 1999, verdicts have been returned in 45 smoking and health, Lights/Ultra Lights and health care cost recovery cases in which PM USA was a defendant. Verdicts in favor of PM USA and other defendants were returned in 28 of the 45 cases. These 28 cases were tried in California (4), Florida (9), Mississippi (1), Missouri (2), New Hampshire (1), New Jersey (1), New York (3), Ohio (2), Pennsylvania (1), Rhode Island (1), Tennessee (2), and West Virginia (1). Plaintiffs’ appeals or post-trial motions challenging the verdicts are pending in California, the District of Columbia and Florida. A motion for a new trial has been granted in one of the cases in Florida. In addition, in December 2002, a court dismissed an individual smoking and health case in California at the end of trial.

In July 2005, a jury in Tennessee returned a verdict in favor of PM USA in a case in which plaintiffs had challenged PM USA’s retail promotional and merchandising programs under the Robinson-Patman Act.

Of the 17 cases in which verdicts were returned in favor of plaintiffs, eight have reached final resolution. A verdict against defendants in a health care cost recovery case has been reversed and all claims were dismissed with prejudice. In addition, a verdict against defendants in a purported Lights class action in Illinois has been reversed and the case has been dismissed with prejudice. After exhausting all appeals, PM USA has paid six judgments totaling $71,826,707, and interest totaling $33,806,665.

The chart below lists the verdicts and post-trial developments in the nine pending cases that have gone to trial since January 1999 in which verdicts were returned in favor of plaintiffs.

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Date	Location of Court/ Name of Plaintiff	Type of Case	Verdict	Post-Trial Developments
May 2007	California/ Whiteley	Individual Smoking and Health	Approximately $2.5 million in compensatory damages against PM USA and the other defendant in the case, as well as $250,000 in punitive damages against the other defendant in the case.	In July 2007, the trial court granted plaintiff’s motion for a limited re-trial against PM USA on the question of whether plaintiffs are entitled to punitive damages against PM USA, and if so, the amount. On October 31, 2007, the jury found that plaintiffs are not entitled to punitive damages against PM USA. In November, the trial court entered final judgment and PM USA filed a motion for a new trial and for judgment notwithstanding the verdict. The trial court rejected these motions on January 24, 2008. Defendants intend to appeal.

August 2006	District of Columbia/ United States of America	Health Care Cost Recovery	Finding that defendants, including ALG and PM USA, violated the civil provisions of the Racketeer Influenced and Corrupt Organizations Act (RICO). No monetary damages assessed, but court made specific findings and issued injunctions. See Federal Government’s Lawsuit, below.	Defendants filed notices of appeal to the United States Court of Appeals in September 2006 and the Department of Justice filed its notice of appeal in October. In October 2006, a three-judge panel of the Court of Appeals stayed implementation of the trial court’s remedies order pending its review of the decision. In March 2007, the trial court denied in part and granted in part defendants’ post-trial motion for clarification of portions of the court’s remedial order. Briefing of the parties’ consolidated appeal is scheduled to conclude in May 2008. See Federal Government’s Lawsuit, below.

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Date	Location of Court/ Name of Plaintiff	Type of Case	Verdict	Post-Trial Developments
March 2005	New York/ Rose	Individual Smoking and Health	$3.42 million in compensatory damages against two defendants, including PM USA, and $17.1 million in punitive damages against PM USA.	PM USA’s appeal is pending.

May 2004	Louisiana/ Scott	Smoking and Health Class Action	Approximately $590 million against all defendants, including PM USA, jointly and severally, to fund a 10- year smoking cessation program.	In June 2004, the state trial court entered judgment in the amount of the verdict of $590 million, plus prejudgment interest accruing from the date the suit commenced. As of February 15, 2007, the amount of prejudgment interest was approximately $444 million. PM USA’s share of the verdict and prejudgment interest has not been allocated. Defendants, including PM USA, appealed. In February 2007, the Louisiana Court of Appeal upheld the class certification and finding of liability, but reduced the judgment by approximately $312 million and vacated the award of prejudgment interest. The Court of Appeal also remanded the case to the trial court with instructions to further reduce the remaining $279 million judgment to eliminate amounts awarded to any individual who began smoking after the Louisiana Product Liability Act became effective on September 1, 1988. In March 2007, the Louisiana Court of Appeal rejected defendants’ motion for rehearing and clarification. Plaintiffs’ and defendants’ petitions for writ of certiorari with the Louisiana Supreme Court were denied in January 2008. Following this denial, PM USA recorded a provision of $26 million in connection with the case. See Scott Class Action below.

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Date	Location of Court/ Name of Plaintiff	Type of Case	Verdict	Post-Trial Developments
October 2002	California/ Bullock	Individual Smoking and Health	$850,000 in compensatory damages and $28 billion in punitive damages against PM USA.	On January 30, 2008, the California Court of Appeal reversed the judgment with respect to the $28 million punitive damages award, affirmed the judgment in all other respects, and remanded the case to the trial court to conduct a new trial on the amount of punitive damages. See discussion (1) below.

June 2002	Florida/ Lukacs	Individual Smoking and Health	$37.5 million in compensatory damages against all defendants, including PM USA.	In March 2003, the trial court reduced the damages award to $24.86 million. PM USA’s share of the damages award is approximately $6 million. The court has not yet entered the judgment on the jury verdict. In January 2007, defendants petitioned the trial court to set aside the jury’s verdict and dismiss plaintiffs’ punitive damages claim. On August 1, 2007, the trial court deferred ruling on plaintiff’s motion for entry of judgment until after the United States Supreme Court’s review of Engle is complete and after further submissions by the parties. If a judgment is entered in this case, PM USA intends to appeal.

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Date	Location of Court/ Name of Plaintiff	Type of Case	Verdict	Post-Trial Developments
March 2002	Oregon/ Schwarz	Individual Smoking and Health	$168,500 in compensatory damages and $150 million in punitive damages against PM USA.	In May 2002, the trial court reduced the punitive damages award to $100 million. In May 2006, the Oregon Court of Appeals affirmed the compensatory damages verdict, reversed the award of punitive damages and remanded the case to the trial court for a second trial to determine the amount of punitive damages, if any. In June 2006, plaintiff petitioned the Oregon Supreme Court to review the portion of the Court of Appeals’ decision reversing and remanding the case for a new trial on punitive damages. In October 2006, the Oregon Supreme Court announced that it would hold this petition in abeyance until the United States Supreme Court decided the Williams case discussed below. In February 2007, the United States Supreme Court vacated the punitive damages judgment in Williams and remanded the case to the Oregon Supreme Court for proceedings consistent with its decision. The parties have submitted their briefs to the Oregon Supreme Court setting forth their respective views on how the Williams decision impacts the plaintiff’s pending petition for review.

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Date	Location of Court/ Name of Plaintiff	Type of Case	Verdict	Post-Trial Developments
July 2000	Florida/ Engle	Smoking and Health Class Action	$145 billion in punitive damages against all defendants, including $74 billion against PM USA.	In July 2006, the Florida Supreme Court ordered that the punitive damages award be vacated, that the class approved by the trial court be decertified, that certain Phase I trial court findings be allowed to stand as against the defendants in individual actions that individual former class members may bring within one year of the issuance of the mandate, compensatory damage awards totaling approximately $6.9 million to two individual class members be reinstated and that a third former class member’s claim was barred by the statute of limitations. In December 2006, the Florida Supreme Court denied all motions by the parties for rehearing but issued a revised opinion. In January 2007, the Florida Supreme Court issued the mandate from its revised December opinion and defendants filed a motion with the Florida Third District Court of Appeal requesting the court’s review of legal errors previously raised but not ruled upon. This motion was denied in February 2007. In May 2007, defendants’ motion for a partial stay of the mandate pending the completion of appellate review was denied by the Third District Court of Appeal. In May 2007, defendants filed a petition for writ of certiorari with the United States Supreme Court. On October 1, 2007, the United States Supreme Court denied defendants’ petition. In November 2007, the United States Supreme Court denied defendants’ petition for rehearing from the denial of their petition for certiorari. See “Engle Class Action” below. As of the January 11, 2008 deadline for

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Date	Location of Court/ Name of Plaintiff	Type of Case	Verdict	Post-Trial Developments
bringing an action approximately 1,282 individual smoking and health cases have been brought by or on behalf of approximately 7,266 plaintiffs in Florida following the Florida Supreme Court’s decertification decision. It is possible that additional cases have been filed but not yet recorded on the courts’ dockets.

March 1999	Oregon/ Williams	Individual Smoking and Health	$800,000 in compensatory damages, $21,500 in medical expenses and $79.5 million in punitive damages against PM USA.	See discussion (2) below.

(1)

Bullock: In August 2006, the California Supreme Court denied plaintiffs’ petition to overturn the trial court’s reduction of the punitive damages award and granted PM USA’s petition for review challenging the punitive damages award. The court granted review of the case on a “grant and hold” basis under which further action by the court is deferred pending the United States Supreme Court’s decision on punitive damages in the Williams case described below. In February 2007, the United States Supreme Court vacated the punitive damages judgment in Williams and remanded the case to the Oregon Supreme Court for proceedings consistent with its decision. Parties to the appeal in Bullock requested that the court establish a briefing schedule on the merits of the pending appeal. In May 2007, the California Supreme Court transferred the case to the Second District of the California Court of Appeal with directions that the court vacate its 2006 decision and reconsider the case in light of the United States Supreme Court’s decision in Williams. On January 30, 2008, the California Court of Appeal reversed the judgment with respect to the $28 million punitive damages award, affirmed the judgment in all other respects, and remanded the case to the trial court to conduct a new trial on the amount of punitive damages.

(2)

Williams: The trial court reduced the punitive damages award to $32 million, and PM USA and plaintiff appealed. In June 2002, the Oregon Court of Appeals reinstated the $79.5 million punitive damages award. Following the Oregon Supreme Court’s refusal to hear PM USA’s appeal, PM USA recorded a provision of $32 million in connection with this case and petitioned the United States Supreme Court for further review. In October 2003, the United States Supreme Court set aside the Oregon appellate court’s ruling and directed the Oregon court to reconsider the case in light of the 2003 State Farm decision by the United States Supreme Court, which limited punitive damages. In June 2004, the Oregon Court of Appeals reinstated the $79.5 million punitive damages award. In February 2006, the Oregon Supreme Court affirmed the Court of Appeals’ decision. Following this

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decision, PM USA recorded an additional provision of approximately $25 million in interest charges related to this case. The United States Supreme Court granted PM USA’s petition for writ of certiorari in May 2006. In February 2007, the United States Supreme Court vacated the $79.5 million punitive damages award, holding that the United States Constitution prohibits basing punitive damages awards on harm to non-parties. The Court also found that states must assure that appropriate procedures are in place so that juries are provided with proper legal guidance as to the constitutional limitations on awards of punitive damages. Accordingly, the Court remanded the case to the Oregon Supreme Court for further proceedings consistent with this decision. On January 31, 2008, the Oregon Supreme Court affirmed the Oregon Court of Appeals’ June 2004 decision, which in turn, upheld the jury’s compensatory damage award and reinstated the jury’s award of $79.5 million in punitive damages. PM USA intends to appeal.

With respect to certain adverse verdicts currently on appeal, as of December 31, 2007, PM USA has posted various forms of security totaling approximately $193 million, the majority of which have been collateralized with cash deposits, to obtain stays of judgments pending appeals. The cash deposits are included in other assets on the consolidated balance sheets.

Engle Class Action

In July 2000, in the second phase of the Engle smoking and health class action in Florida, a jury returned a verdict assessing punitive damages totaling approximately $145 billion against various defendants, including $74 billion against PM USA. Following entry of judgment, PM USA posted a bond in the amount of $100 million and appealed.

In May 2001, the trial court approved a stipulation providing that execution of the punitive damages component of the Engle judgment will remain stayed against PM USA and the other participating defendants through the completion of all judicial review. As a result of the stipulation, PM USA placed $500 million into a separate interest-bearing escrow account that, regardless of the outcome of the judicial review, will be paid to the court and the court will determine how to allocate or distribute it consistent with Florida Rules of Civil Procedure. In July 2001, PM USA also placed $1.2 billion into an interest-bearing escrow account, which was returned to PM USA in December 2007. In addition, the $100 million bond related to the case has been discharged. The $1.2 billion escrow account and the deposit of $100 million related to the bonding requirement were included in the December 31, 2006 consolidated balance sheet as other assets. Interest income on the $1.2 billion escrow account, prior to its return to PM USA, was paid to PM USA quarterly and was being recorded as earned in interest and other debt expense, net, in the consolidated statements of earnings. In connection with the stipulation, PM USA recorded a $500 million pre-tax charge in its consolidated statement of earnings for the quarter ended March 31, 2001. In May 2003, the Florida Third District Court of Appeal reversed the judgment entered by the trial court and instructed the trial court to order the decertification of the class. Plaintiffs petitioned the Florida Supreme Court for further review.

In July 2006, the Florida Supreme Court ordered that the punitive damages award be vacated, that the class approved by the trial court be decertified, and that members of the decertified class could file individual actions against defendants within one year of issuance of the mandate. The court further declared the following Phase I findings are entitled to “res judicata” effect in such individual actions brought within one year of the issuance of the mandate: (i) that smoking causes various diseases; (ii) that nicotine in cigarettes is addictive; (iii) that defendants’ cigarettes were defective and unreasonably dangerous; (iv) that defendants concealed or

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omitted material information not otherwise known or available knowing that the material was false or misleading or failed to disclose a material fact concerning the health effects or addictive nature of smoking; (v) that all defendants agreed to misrepresent information regarding the health effects or addictive nature of cigarettes with the intention of causing the public to rely on this information to their detriment; (vi) that defendants agreed to conceal or omit information regarding the health effects of cigarettes or their addictive nature with the intention that smokers would rely on the information to their detriment; (vii) that all defendants sold or supplied cigarettes that were defective; and (viii) that all defendants were negligent. The court also reinstated compensatory damage awards totaling approximately $6.9 million to two individual plaintiffs and found that a third plaintiff’s claim was barred by the statute of limitations.

In August 2006, PM USA sought rehearing from the Florida Supreme Court on parts of its July 2006 opinion, including the ruling (described above) that certain jury findings have res judicata effect in subsequent individual trials timely brought by Engle class members. The rehearing motion also asked, among other things, that legal errors that were raised but not expressly ruled upon in the Third District Court of Appeal or in the Florida Supreme Court now be addressed. Plaintiffs also filed a motion for rehearing in August 2006 seeking clarification of the applicability of the statute of limitations to non-members of the decertified class. In December 2006, the Florida Supreme Court refused to revise its July 2006 ruling, except that it revised the set of Phase I findings entitled to res judicata effect by excluding finding (v) listed above (relating to agreement to misrepresent information), and added the finding that defendants sold or supplied cigarettes that, at the time of sale or supply, did not conform to the representations of fact made by defendants. On January 11, 2007, the Florida Supreme Court issued the mandate from its revised opinion. Defendants then filed a motion with the Florida Third District Court of Appeal requesting that the court address legal errors that were previously raised by defendants but have not yet been addressed either by the Third District or by the Florida Supreme Court. In February 2007, the Third District Court of Appeal denied defendants’ motion. In May 2007, defendants’ motion for a partial stay of the mandate pending the completion of appellate review was denied by the District Court of Appeal. In May 2007, defendants filed a petition for writ of certiorari with the United States Supreme Court. On October 1, 2007, the United States Supreme Court denied defendants’ petition. In November 2007, the United States Supreme Court denied defendants’ petition for rehearing from the denial of their petition for writ of certiorari.

By the January 11, 2008 deadline required by the Florida Supreme Court’s decision, approximately 1,282 cases had been served upon PM USA or ALG asserting individual claims on or on behalf of approximately 7,266 plaintiffs. It is possible that additional cases have been filed but not yet recorded on the courts’ dockets. Some of these cases have been removed from various Florida state courts to the federal district courts in Florida, while others were filed in federal court. In July 2007, PM USA and other defendants requested that the multi-district litigation panel order the transfer of all such cases pending in the federal courts, as well as any other Engle progeny cases that may be filed, to the Middle District of Florida for pretrial coordination. The panel denied this request in December 2007. In October 2007, attorneys for plaintiffs filed a motion to consolidate all pending and future cases filed in the state trial court in Hillsborough County. The court denied this motion in November 2007.

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Scott Class Action

In July 2003, following the first phase of the trial in the Scott class action, in which plaintiffs sought creation of a fund to pay for medical monitoring and smoking cessation programs, a Louisiana jury returned a verdict in favor of defendants, including PM USA, in connection with plaintiffs’ medical monitoring claims, but also found that plaintiffs could benefit from smoking cessation assistance. The jury also found that cigarettes as designed are not defective but that the defendants failed to disclose all they knew about smoking and diseases and marketed their products to minors. In May 2004, in the second phase of the trial, the jury awarded plaintiffs approximately $590 million against all defendants jointly and severally, to fund a 10-year smoking cessation program.

In June 2004, the court entered judgment, which awarded plaintiffs the approximately $590 million jury award plus prejudgment interest accruing from the date the suit commenced. As of February 15, 2007, the amount of prejudgment interest was approximately $444 million. PM USA’s share of the jury award and prejudgment interest has not been allocated. Defendants, including PM USA, appealed. Pursuant to a stipulation of the parties, the trial court entered an order setting the amount of the bond at $50 million for all defendants in accordance with an article of the Louisiana Code of Civil Procedure, and a Louisiana statute (the “bond cap law”) fixing the amount of security in civil cases involving a signatory to the MSA (as defined below). Under the terms of the stipulation, plaintiffs reserve the right to contest, at a later date, the sufficiency or amount of the bond on any grounds including the applicability or constitutionality of the bond cap law. In September 2004, defendants collectively posted a bond in the amount of $50 million.

In February 2007, the Louisiana Court of Appeal issued a ruling on defendants’ appeal that, among other things: affirmed class certification but limited the scope of the class; struck certain of the categories of damages that comprised the judgment, reducing the amount of the award by approximately $312 million; vacated the award of prejudgment interest, which totaled approximately $444 million as of February 15, 2007; and ruled that the only class members who are eligible to participate in the smoking cessation program are those who began smoking before, and whose claims accrued by, September 1, 1988. As a result, the Louisiana Court of Appeal remanded for proceedings consistent with its opinion, including further reduction of the amount of the award based on the size of the new class. In March 2007, the Louisiana Court of Appeal rejected defendants’ motion for rehearing and clarification. In January 2008, the Louisiana Supreme Court denied plaintiffs’ and defendants’ petitions for writ of certiorari. Following the Louisiana Supreme Court’s denial of defendants’ petition for writ of certiorari, PM USA recorded a provision of $26 million in connection with the case.

Smoking and Health Litigation

Overview

Plaintiffs’ allegations of liability in smoking and health cases are based on various theories of recovery, including negligence, gross negligence, strict liability, fraud, misrepresentation, design defect, failure to warn, nuisance, breach of express and implied warranties, breach of special duty, conspiracy, concert of action, violations of deceptive trade practice laws and consumer protection statutes, and claims under the federal and state anti-racketeering statutes. Plaintiffs in the smoking and health actions seek various forms of relief, including

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compensatory and punitive damages, treble/multiple damages and other statutory damages and penalties, creation of medical monitoring and smoking cessation funds, disgorgement of profits, and injunctive and equitable relief. Defenses raised in these cases include lack of proximate cause, assumption of the risk, comparative fault and/or contributory negligence, statutes of limitations and preemption by the Federal Cigarette Labeling and Advertising Act.

Smoking and Health Class Actions

Since the dismissal in May 1996 of a purported nationwide class action brought on behalf of allegedly addicted smokers, plaintiffs have filed numerous putative smoking and health class action suits in various state and federal courts. In general, these cases purport to be brought on behalf of residents of a particular state or states (although a few cases purport to be nationwide in scope) and raise addiction claims and, in many cases, claims of physical injury as well.

Class certification has been denied or reversed by courts in 57 smoking and health class actions involving PM USA in Arkansas (1), the District of Columbia (2), Florida (2), Illinois (2), Iowa (1), Kansas (1), Louisiana (1), Maryland (1), Michigan (1), Minnesota (1), Nevada (29), New Jersey (6), New York (2), Ohio (1), Oklahoma (1), Pennsylvania (1), Puerto Rico (1), South Carolina (1), Texas (1) and Wisconsin (1). A class remains certified in the Scott class action discussed above.

There are currently pending two purported class actions against PM USA brought in New York (Caronia, filed in January 2006 in the United States District Court for the Eastern District of New York) and Massachusetts (Donovan, filed in March 2007 in the United States District Court for the District of Massachusetts) on behalf of each state’s respective residents who: are age 50 or older; have smoked the Marlboro brand for 20 pack-years or more; and have neither been diagnosed with lung cancer nor are under examination by a physician for suspected lung cancer. Plaintiffs in these cases seek to impose liability under various product-based causes of action and the creation of a court-supervised program providing members of the purported class Low Dose CT Scanning in order to identify and diagnose lung cancer. Neither claim seeks punitive damages. Plaintiffs’ motion for class certification is pending in Caronia.

Health Care Cost Recovery Litigation

Overview

In health care cost recovery litigation, domestic and foreign governmental entities and non-governmental plaintiffs seek reimbursement of health care cost expenditures allegedly caused by tobacco products and, in some cases, of future expenditures and damages as well. Relief sought by some but not all plaintiffs includes punitive damages, multiple damages and other statutory damages and penalties, injunctions prohibiting alleged marketing and sales to minors, disclosure of research, disgorgement of profits, funding of anti-smoking programs, additional disclosure of nicotine yields, and payment of attorney and expert witness fees.

The claims asserted include the claim that cigarette manufacturers were “unjustly enriched” by plaintiffs’ payment of health care costs allegedly attributable to smoking, as well as claims of indemnity, negligence, strict liability, breach of express and implied warranty, violation of a voluntary undertaking or special duty, fraud, negligent misrepresentation, conspiracy, public nuisance, claims under federal and state statutes governing consumer fraud, antitrust, deceptive

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trade practices and false advertising, and claims under federal and state anti-racketeering statutes.

Defenses raised include lack of proximate cause, remoteness of injury, failure to state a valid claim, lack of benefit, adequate remedy at law, “unclean hands” (namely, that plaintiffs cannot obtain equitable relief because they participated in, and benefited from, the sale of cigarettes), lack of antitrust standing and injury, federal preemption, lack of statutory authority to bring suit, and statutes of limitations. In addition, defendants argue that they should be entitled to “set off” any alleged damages to the extent the plaintiffs benefit economically from the sale of cigarettes through the receipt of excise taxes or otherwise. Defendants also argue that these cases are improper because plaintiffs must proceed under principles of subrogation and assignment. Under traditional theories of recovery, a payor of medical costs (such as an insurer) can seek recovery of health care costs from a third party solely by “standing in the shoes” of the injured party. Defendants argue that plaintiffs should be required to bring any actions as subrogees of individual health care recipients and should be subject to all defenses available against the injured party.

Although there have been some decisions to the contrary, most judicial decisions have dismissed all or most health care cost recovery claims against cigarette manufacturers. Nine federal circuit courts of appeals and six state appellate courts, relying primarily on grounds that plaintiffs’ claims were too remote, have ordered or affirmed dismissals of health care cost recovery actions. The United States Supreme Court has refused to consider plaintiffs’ appeals from the cases decided by five circuit courts of appeals.

In March 1999, in the first health care cost recovery case to go to trial, an Ohio jury returned a verdict in favor of defendants on all counts. In addition, a $17.8 million verdict against defendants (including $6.8 million against PM USA) was reversed in a health care cost recovery case in New York, and all claims were dismissed with prejudice in February 2005 (Blue Cross/Blue Shield). The trial in the health care cost recovery case brought by the City of St. Louis, Missouri and approximately 50 Missouri hospitals, in which PM USA and ALG are defendants, is scheduled to begin in January 2009.

Individuals and associations have also sued in purported class actions or as private attorneys general under the Medicare As Secondary Payer statute to recover from defendants Medicare expenditures allegedly incurred for the treatment of smoking-related diseases. Cases brought in New York (Mason), Florida (Glover) and Massachusetts (United Seniors Association) have been dismissed by federal courts, and plaintiffs’ appealed in United Seniors Association. In August 2007, the United States Court of Appeals for the First Circuit affirmed the district court’s dismissal in United Seniors Association. In November 2007, plaintiffs filed a petition for writ of certiorari with the United States Supreme Court, which was denied on January 22, 2008.

In addition to the cases brought in the United States, health care cost recovery actions have also been brought against tobacco industry participants, and PM USA, in Israel (1), the Marshall Islands (1 dismissed) and Canada (1) and other entities have stated that they are considering filing such actions. In September 2005, in the case in Canada, the Canadian Supreme Court ruled that legislation passed in British Columbia permitting the lawsuit is constitutional, and, as a result, the case which had previously been dismissed by the trial court was permitted to proceed. PM USA and other defendants’ challenge to the British Columbia court’s exercise of jurisdiction was rejected by the Court of Appeals of British Columbia and, in April 2007, the

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Supreme Court of Canada denied review of that decision. Several other provinces in Canada have enacted similar legislation or are in the process of enacting similar legislation.

Settlements of Health Care Cost Recovery Litigation

In November 1998, PM USA and certain other United States tobacco product manufacturers entered into the Master Settlement Agreement (the “MSA”) with 46 states, the District of Columbia, Puerto Rico, Guam, the United States Virgin Islands, American Samoa and the Northern Marianas to settle asserted and unasserted health care cost recovery and other claims. PM USA and certain other United States tobacco product manufacturers had previously settled similar claims brought by Mississippi, Florida, Texas and Minnesota (together with the MSA, the “State Settlement Agreements”). The State Settlement Agreements require that the original participating manufacturers make substantial annual payments of $9.4 billion each year (excluding future annual payments, if any, under the National Tobacco Grower Settlement Trust discussed below), subject to adjustments for several factors, including inflation, market share and industry volume. In addition, the original participating manufacturers are required to pay settling plaintiffs’ attorneys’ fees, subject to an annual cap of $500 million.

The State Settlement Agreements also include provisions relating to advertising and marketing restrictions, public disclosure of certain industry documents, limitations on challenges to certain tobacco control and underage use laws, restrictions on lobbying activities and other provisions.

Possible Adjustments in MSA Payments for 2003, 2004 and 2005

Pursuant to the provisions of the MSA, domestic tobacco product manufacturers, including PM USA, who are original signatories to the MSA (“OPMs”), are participating in proceedings that may result in downward adjustments to the amounts paid by the OPMs and the other MSA participating manufacturers to the states and territories that are parties to the MSA for the years 2003, 2004 and 2005. The proceedings are based on the collective loss of market share for 2003, 2004 and 2005, respectively, by all manufacturers who are subject to the payment obligations and marketing restrictions of the MSA to non-participating manufacturers (“NPMs”) who are not subject to such obligations and restrictions.

In these proceedings, an independent economic consulting firm jointly selected by the MSA parties is required to determine whether the disadvantages of the MSA were a “significant factor” contributing to the collective loss of market share for the year in question. If the firm determines that the disadvantages of the MSA were such a “significant factor,” each state may avoid a downward adjustment to its share of the participating manufacturers’ annual payments for that year by establishing that it diligently enforced a qualifying escrow statute during the entirety of that year. Any potential downward adjustment would then be reallocated to those states that do not establish such diligent enforcement. PM USA believes that the MSA’s arbitration clause requires a state to submit its claim to have diligently enforced a qualifying escrow statute to binding arbitration before a panel of three former federal judges in the manner provided for in the MSA. A number of states have taken the position that this claim should be decided in state court on a state-by-state basis.

In March of 2006, an independent economic consulting firm determined that the disadvantages of the MSA were a significant factor contributing to the participating manufacturers’ collective loss of market share for the year 2003. In February 2007, this same firm determined that the disadvantages of the MSA were a significant factor contributing to the participating

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manufacturers’ collective loss of market share for the year 2004. As of October 2007, PM USA is also participating in another such proceeding before the same economic consulting firm to determine whether the disadvantages of the MSA were a significant factor contributing to the participating manufacturers’ collective loss of market share for the year 2005. The economic consulting firm is expected to render its final determination on the significant factor issue for 2005 sometime in February 2008. Following the economic consulting firm’s determination with respect to 2003, thirty-eight states filed declaratory judgment actions in state courts seeking a declaration that the state diligently enforced its escrow statute during 2003. The OPMs and other MSA-participating manufacturers have responded to these actions by filing motions to compel arbitration in accordance with the terms of the MSA, including filing motions to compel arbitration in eleven MSA states and territories that have not filed declaratory judgment actions. Courts in over 45 states have ruled that the question of whether a state diligently enforced its escrow statute during 2003 is subject to arbitration and only one state court ruling to the contrary currently stands, and it remains subject to appeal. Many of these rulings, including the one ruling against arbitration, remain subject to appeal or further review. Additionally, Ohio filed a declaratory judgment action in state court with respect to the 2004 diligent enforcement issue. The action has been stayed pending the decision about the 2003 payments.

The availability and the precise amount of any NPM Adjustment for 2003 and 2004 will not be finally determined until 2008 or thereafter. The availability and the precise amount of any NPM Adjustment for 2005 will not be finally determined until late 2008 or thereafter. There is no certainty that the OPMs and other MSA-participating manufacturers will ultimately receive any adjustment as a result of these proceedings. If the OPMs do receive such an adjustment through these proceedings, the adjustment would be allocated among the OPMs pursuant to the MSA’s provisions, and PM USA’s share would likely be applied as a credit against a future MSA payment.

National Grower Settlement Trust

As part of the MSA, the settling defendants committed to work cooperatively with the tobacco-growing states to address concerns about the potential adverse economic impact of the MSA on tobacco growers and quota holders. To that end, in 1999, four of the major domestic tobacco product manufacturers, including PM USA, established the National Tobacco Grower Settlement Trust (“NTGST”), a trust fund to provide aid to tobacco growers and quota holders. The trust was to be funded by these four manufacturers over 12 years with payments, prior to application of various adjustments, scheduled to total $5.15 billion. Provisions of the NTGST allowed for offsets to the extent that industry-funded payments were made for the benefit of growers or quota holders as part of a legislated end to the federal tobacco quota and price support program.

In October 2004, the Fair and Equitable Tobacco Reform Act of 2004 (“FETRA”) was signed into law. FETRA provides for the elimination of the federal tobacco quota and price support program through an industry-funded buy-out of tobacco growers and quota holders. The cost of the buy-out, which is estimated at approximately $9.5 billion, is being paid over 10 years by manufacturers and importers of each kind of tobacco product. The cost is being allocated based on the relative market shares of manufacturers and importers of each kind of tobacco product. The quota buy-out payments offset already scheduled payments to the NTGST. However, two of the grower states, Maryland and Pennsylvania, have filed claims in the North Carolina state courts, asserting that the companies which established the NTGST (including PM USA) must

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continue making payments under the NTGST through 2010 for the benefit of Maryland and Pennsylvania growers (such continuing payments would represent slightly more than one percent of the originally scheduled payments that would have been due to the NTGST for the years 2005 through 2010) notwithstanding the offsets resulting from the FETRA payments. The North Carolina trial court has held in favor of Maryland and Pennsylvania, and the companies (including PM USA) have appealed. In addition to the approximately $9.5 billion cost of the buy-out, FETRA also obligated manufacturers and importers of tobacco products to cover any losses (up to $500 million) that the government incurred on the disposition of tobacco pool stock accumulated under the previous tobacco price support program. PM USA has paid $138 million for its share of the tobacco pool stock losses. The quota buy-out did not have a material adverse impact on ALG’s consolidated results in 2007. ALG does not currently anticipate that the quota buy-out will have a material adverse impact on its consolidated results in 2008 and beyond.

Other MSA-Related Litigation

In June 2004, a putative class of California smokers filed a complaint against PM USA and the MSA’s other “Original Participating Manufacturers” (“OPMs”) seeking damages from the OPMs for post-MSA price increases and an injunction against their continued compliance with the MSA’s terms. The complaint alleges that the MSA and related legislation protect the OPMs from competition in a manner that violates federal and state antitrust and consumer protection laws. The complaint also names the California Attorney General as a defendant and seeks to enjoin him from enforcing California’s Escrow Statute. In March 2005, the United States District Court for the Northern District of California granted defendants’ motion to dismiss the case. On September 26, 2007, the United States Court of Appeals for the Ninth Circuit affirmed the dismissal.

Without naming PM USA or any other private party as a defendant, manufacturers that have elected not to sign the MSA (“Non-Participating Manufacturers” or “NPMs”) and/or their distributors or customers have filed several other legal challenges to the MSA and related legislation. New York state officials are defendants in a lawsuit pending in the United States District Court for the Southern District of New York in which cigarette importers allege that the MSA and/or related legislation violates federal antitrust laws and the Commerce Clause of the United States Constitution. In a separate proceeding pending in the same court, plaintiffs assert the same theories against not only New York officials but also the Attorneys General for thirty other states. The United States Court of Appeals for the Second Circuit has held that the allegations in both actions, if proven, establish a basis for relief on antitrust and Commerce Clause grounds and that the trial courts in New York have personal jurisdiction sufficient to enjoin other states’ officials from enforcing their MSA-related legislation. On remand in those two actions, one trial judge preliminarily enjoined New York from enforcing its “allocable share” amendment to the MSA’s Model Escrow Statute against the plaintiffs, while another trial judge refused to do so after concluding that the plaintiffs were unlikely to prove their allegations. Summary judgment motions are pending in one of those cases.

In another action, the United States Court of Appeals for the Fifth Circuit reversed a trial court’s dismissal of challenges to MSA-related legislation in Louisiana under the First and Fourteenth Amendments to the United States Constitution. The case will now proceed to motions for summary judgment and, if necessary, a trial. Summary judgment proceedings in another challenge to Louisiana’s participation in the MSA and its MSA-related legislation may begin in mid-2008. Yet another proceeding has been initiated before an international arbitration tribunal

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under the provisions of the North American Free Trade Agreement. Appeals from trial court decisions holding that plaintiffs have failed either to make allegations establishing a claim for relief or to submit evidence supporting those allegations are currently, or will soon be, pending before the United States Court of Appeals for the Eighth and Tenth Circuits. The United States Court of Appeals for the Sixth Circuit has affirmed the dismissal of two similar challenges.

Federal Government’s Lawsuit

In 1999, the United States government filed a lawsuit in the United States District Court for the District of Columbia against various cigarette manufacturers, including PM USA, and others, including ALG, asserting claims under three federal statutes, the Medical Care Recovery Act (“MCRA”), the Medicare Secondary Payer (“MSP”) provisions of the Social Security Act and the civil provisions of RICO. Trial of the case ended in June 2005. The lawsuit sought to recover an unspecified amount of health care costs for tobacco-related illnesses allegedly caused by defendants’ fraudulent and tortious conduct and paid for by the government under various federal health care programs, including Medicare, military and veterans’ health benefits programs, and the Federal Employees Health Benefits Program. The complaint alleged that such costs total more than $20 billion annually. It also sought what it alleged to be equitable and declaratory relief, including disgorgement of profits which arose from defendants’ allegedly tortious conduct, an injunction prohibiting certain actions by the defendants, and a declaration that the defendants are liable for the federal government’s future costs of providing health care resulting from defendants’ alleged past tortious and wrongful conduct. In September 2000, the trial court dismissed the government’s MCRA and MSP claims, but permitted discovery to proceed on the government’s claims for relief under the civil provisions of RICO.

The government alleged that disgorgement by defendants of approximately $280 billion is an appropriate remedy. In May 2004, the trial court issued an order denying defendants’ motion for partial summary judgment limiting the disgorgement remedy. In February 2005, a panel of the United States Court of Appeals for the District of Columbia Circuit held that disgorgement is not a remedy available to the government under the civil provisions of RICO and entered summary judgment in favor of defendants with respect to the disgorgement claim. In April 2005, the Court of Appeals denied the government’s motion for rehearing. In July 2005, the government petitioned the United States Supreme Court for further review of the Court of Appeals’ ruling that disgorgement is not an available remedy, and in October 2005, the Supreme Court denied the petition.

In June 2005, the government filed with the trial court its proposed final judgment seeking remedies of approximately $14 billion, including $10 billion over a five-year period to fund a national smoking cessation program and $4 billion over a ten-year period to fund a public education and counter-marketing campaign. Further, the government’s proposed remedy would have required defendants to pay additional monies to these programs if targeted reductions in the smoking rate of those under 21 are not achieved according to a prescribed timetable. The government’s proposed remedies also included a series of measures and restrictions applicable to cigarette business operations – including, but not limited to, restrictions on advertising and marketing, potential measures with respect to certain price promotional activities and research and development, disclosure requirements for certain confidential data and implementation of a monitoring system with potential broad powers over cigarette operations.

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In August 2006, the federal trial court entered judgment in favor of the government. The court held that certain defendants, including ALG and PM USA, violated RICO and engaged in 7 of the 8 “sub-schemes” to defraud that the government had alleged. Specifically, the court found that:

•	defendants falsely denied, distorted and minimized the significant adverse health consequences of smoking;

•	defendants hid from the public that cigarette smoking and nicotine are addictive;

•	defendants falsely denied that they control the level of nicotine delivered to create and sustain addiction;

•	defendants falsely marketed and promoted “low tar/light” cigarettes as less harmful than full-flavor cigarettes;

•	defendants falsely denied that they intentionally marketed to youth;

•	defendants publicly and falsely denied that ETS is hazardous to non-smokers; and

•	defendants suppressed scientific research.

The court did not impose monetary penalties on the defendants, but ordered the following relief: (i) an injunction against “committing any act of racketeering” relating to the manufacturing, marketing, promotion, health consequences or sale of cigarettes in the United States; (ii) an injunction against participating directly or indirectly in the management or control of the Council for Tobacco Research, the Tobacco Institute, or the Center for Indoor Air Research, or any successor or affiliated entities of each; (iii) an injunction against “making, or causing to be made in any way, any material false, misleading, or deceptive statement or representation or engaging in any public relations or marketing endeavor that is disseminated to the United States public and that misrepresents or suppresses information concerning cigarettes”; (iv) an injunction against conveying any express or implied health message through use of descriptors on cigarette packaging or in cigarette advertising or promotional material, including “lights,” “ultra lights” and “low tar,” which the court found could cause consumers to believe a cigarette brand is less hazardous than another brand; (v) the issuance of “corrective statements” in various media regarding the adverse health effects of smoking, the addictiveness of smoking and nicotine, the lack of any significant health benefit from smoking “low tar” or “light” cigarettes, defendants’ manipulation of cigarette design to ensure optimum nicotine delivery and the adverse health effects of exposure to environmental tobacco smoke; (vi) the disclosure on defendants’ public document websites and in the Minnesota document repository of all documents produced to the government in the lawsuit or produced in any future court or administrative action concerning smoking and health until 2021, with certain additional requirements as to documents withheld from production under a claim of privilege or confidentiality; (vii) the disclosure of disaggregated marketing data to the government in the same form and on the same schedule as defendants now follow in disclosing such data to the Federal Trade Commission, for a period of ten years; (viii) certain restrictions on the sale or transfer by defendants of any cigarette brands, brand names, formulas or cigarette businesses within the United States; and (ix) payment of the government’s costs in bringing the action.

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In September 2006, defendants filed notices of appeal to the United States Court of Appeals for the District of Columbia Circuit. In September 2006, the trial court denied defendants’ motion to stay the judgment pending defendants’ appeals, and defendants then filed an emergency motion with the Court of Appeals to stay enforcement of the judgment pending their appeals. In October 2006, the government filed a notice of appeal to the Court of Appeals in which it appeals the denial of certain remedies, including the disgorgement of profits and the cessation remedies it had sought. In October 2006, a three-judge panel of the United States Court of Appeals granted defendants’ motion and stayed the trial court’s judgment pending its review of the decision. Certain defendants, including PM USA and ALG, filed a motion to clarify the trial court’s August 2006 Final Judgment and Remedial Order. In March 2007, the trial court denied in part and granted in part defendants’ post-trial motion for clarification of portions of the court’s remedial order. As noted above, the trial court’s judgment and remedial order remain stayed pending the appeal to the Court of Appeals. In May 2007, the United States Court of Appeals for the District of Columbia scheduled briefing of the parties’ consolidated appeal to begin in August 2007 and conclude in May 2008.

Lights/Ultra Lights Cases

Overview

Plaintiffs in these class actions (some of which have not been certified as such), allege, among other things, that the uses of the terms “Lights” and/or “Ultra Lights” constitute deceptive and unfair trade practices, common law fraud, or RICO violations, and seek injunctive and equitable relief, including restitution and, in certain cases, punitive damages. These class actions have been brought against PM USA and, in certain instances, ALG, on behalf of individuals who purchased and consumed various brands of cigarettes, including Marlboro Lights, Marlboro Ultra Lights, Virginia Slims Lights and Superslims, Merit Lights and Cambridge Lights. Defenses raised in these cases include lack of misrepresentation, lack of causation, injury, and damages, the statute of limitations, express preemption by the Federal Cigarette Labeling and Advertising Act and implied preemption by the policies and directives of the Federal Trade Commission, non-liability under state statutory provisions exempting conduct that complies with federal regulatory directives, and the First Amendment. Seventeen cases are pending in Arkansas (2), Delaware (1), Florida (1), Illinois (1), Maine (1), Massachusetts (1), Minnesota (1), Missouri (1), New Hampshire (1), New Jersey (1), New Mexico (1), New York (1), Oregon (1), Tennessee (1), and West Virginia (2). In addition, there are two cases pending in Israel. Other entities have stated that they are considering filing such actions against ALG and PM USA.

To date, 11 courts in 12 cases have refused to certify class actions, reversed prior class certification decisions or have entered judgment in favor of PM USA. Trial courts in Arizona, Kansas, New Mexico, Oregon, Washington and New Jersey have refused to certify a class, an appellate court in Florida has overturned class certification by a trial court, the Ohio Supreme Court has overturned class certifications in two cases, the United States Court of Appeals for the Fifth Circuit has dismissed a purported Lights class action brought in Louisiana federal court (Sullivan) on the grounds that plaintiffs’ claims were preempted by the Federal Cigarette Labeling and Advertising Act, a federal trial court in Maine has dismissed a purported class action on federal preemption grounds (Good), plaintiffs voluntarily dismissed an action in a federal trial court in Michigan after the court dismissed claims asserted under the Michigan

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Unfair Trade and Consumer Protection Act, and the Supreme Court of Illinois has overturned a judgment in favor of a plaintiff class in the Price case. The United States Court of Appeals for the First Circuit vacated the district court’s grant of PM USA’s motion for summary judgment in the Good case on federal preemption grounds and remanded the case to district court. The district court stayed proceedings pending the ruling of the United States Supreme Court on defendants’ petition for a writ of certiorari, which was granted on January 18, 2008. An intermediate appellate court in Oregon and the Supreme Court in Washington have denied plaintiffs’ motions for interlocutory review of the trial courts’ refusals to certify a class. Plaintiffs in the Oregon case failed to appeal by the deadline for doing so and the trial court subsequently entered judgment against plaintiffs on the ground of express preemption under the Federal Cigarette Labeling and Advertising Act. In November, plaintiffs in that case (Pearson) filed a notice of appeal of the trial court’s decisions with the Oregon Court of Appeals. Plaintiffs in the case in Washington voluntarily dismissed the case with prejudice. Plaintiffs in the New Mexico case renewed their motion for class certification. Plaintiffs in the Florida case (Hines) petitioned the Florida Supreme Court for further review, and on January 14, 2008, the Florida Supreme Court denied this petition.

Trial courts have certified classes against PM USA in Massachusetts (Aspinall), Minnesota (Curtis), Missouri (Craft) and New York (Schwab). PM USA has appealed or otherwise challenged these class certification orders, and the appeal in Schwab is pending. In addition, the United States Supreme Court has reversed the trial and appellate courts’ rulings denying plaintiffs’ motion to remand the case to state trial court in a purported Lights class action brought in Arkansas (Watson). Developments in these cases include:

•

Watson:    In June 2007, the United States Supreme Court reversed the lower court rulings that denied plaintiffs’ motion to have the case heard in a state, as opposed to federal, trial court. The Supreme Court rejected defendants’ contention that the case must be tried in federal court under the “federal officer” statute. The case has been remanded to the state trial court in Arkansas. In December 2007, the court rejected the parties’ proposed stipulation to stay the case pending the United States Supreme Court’s decision on defendants’ petition for writ of certiorari in Good, which was granted on January 18, 2008.

•

Aspinall:    In August 2004, the Massachusetts Supreme Judicial Court affirmed the class certification order. In April 2006, plaintiffs filed a motion to redefine the class to include all persons who after November 25, 1994 purchased packs or cartons of Marlboro Lights cigarettes in Massachusetts that displayed the legend “Lower Tar & Nicotine” (the original class definition did not include a reference to lower tar and nicotine). In August 2006, the trial court denied PM USA’s motion for summary judgment based on the state consumer protection statutory exemption and federal preemption. On motion of the parties, the trial court has subsequently reported its decision to deny summary judgment to the appeals court for review and the trial court proceedings are stayed pending completion of the appellate review. Motions for direct appellate review with the Massachusetts Supreme Judicial Court were granted in April 2007 and oral arguments were heard in January 2008.

•

Curtis:    In April 2005, the Minnesota Supreme Court denied PM USA’s petition for interlocutory review of the trial court’s class certification order. In September 2005, PM USA removed Curtis to federal court based on the Eighth Circuit’s decision in Watson, which upheld the removal of a Lights case to federal court based on the federal officer jurisdiction of the Federal Trade Commission. In February 2006, the federal court denied plaintiffs’ motion to remand the case to state court. The case was stayed pending the

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outcome of Dahl v. R. J. Reynolds Tobacco Co., which was argued before the United States Court of Appeals for the Eighth Circuit in December 2006. In February 2007, the United States Court of Appeals for the Eighth Circuit issued its ruling in Dahl, and reversed the federal district court’s denial of plaintiffs’ motion to remand that case to the state trial court. On October 17, 2007, the district court remanded the Curtis case to state court. In December 2007, the Minnesota Court of Appeals reversed the trial court’s determination in Dahl that plaintiffs’ claims in that case were subject to express preemption and defendant in that case has petitioned the Minnesota Supreme Court for review. In December 2007, defendants in Curtis moved to stay proceedings pending any appellate review by the Minnesota Supreme Court in Dahl and the United States Supreme Court in Good, which was granted on January 18, 2008.

•

Craft:    In August 2005, a Missouri Court of Appeals affirmed the class certification order. In September 2005, PM USA removed Craft to federal court based on the Eighth Circuit’s decision in Watson. In March 2006, the federal trial court granted plaintiffs’ motion and remanded the case to the Missouri state trial court. In May 2006, the Missouri Supreme Court declined to review the trial court’s class certification decision. Trial has been set for January 2009.

•

Schwab:    In September 2005, the trial court granted in part defendants’ motion for partial summary judgment dismissing plaintiffs’ claims for equitable relief and denied a number of plaintiffs’ motions for summary judgment. In November 2005, the trial court ruled that the plaintiffs would be permitted to calculate damages on an aggregate basis and use “fluid recovery” theories to allocate them among class members. In September 2006, the trial court denied defendants’ summary judgment motions and granted plaintiffs’ motion for certification of a nationwide class of all United States residents that purchased cigarettes in the United States that were labeled “light” or “lights” from the first date defendants began selling such cigarettes until the date trial commences. The court also declined to certify the order for interlocutory appeal, declined to stay the case and ordered jury selection to begin in January 2007, with trial scheduled to begin immediately after the jury is impaneled. In October 2006, a single judge of the United States Court of Appeals for the Second Circuit granted PM USA’s petition for a temporary stay of pre-trial and trial proceedings pending disposition of the petitions for stay and interlocutory review by a three-judge panel of the Court of Appeals. In November 2006, the Second Circuit granted interlocutory review of the trial court’s class certification order and stayed the case before the trial court pending the appeal. Oral argument was heard on July 10, 2007.

In addition to these cases, in December 2005, in the Miner case which was pending at that time in the United States District Court for the Western District of Arkansas, plaintiffs moved for certification of a class composed of individuals who purchased Marlboro Lights or Cambridge Lights brands in Arkansas, California, Colorado, and Michigan. PM USA’s motion for summary judgment based on preemption and the Arkansas statutory exemption is pending. Following the filing of this motion, plaintiffs moved to voluntarily dismiss Miner without prejudice, which PM USA opposed. The court then stayed the case pending the United States Supreme Court’s decision on a petition for writ of certiorari in the Watson case discussed above. In July 2007, the case was remanded to a state trial court in Arkansas. In August 2007, plaintiffs renewed their motion for class certification. In October 2007, the court denied PM USA’s motion to dismiss on procedural grounds and the court entered a case management order. The case is currently stayed pending the outcome of the United States Supreme Court’s

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decision in Good. The United States Supreme Court granted defendants’ petition on January 18, 2008. In addition, plaintiffs’ motion for class certification is pending in a case in Tennessee.

Certain Other Tobacco-Related Litigation

Tobacco Price Cases:    As of December 31, 2007, two cases were pending in Kansas and New Mexico in which plaintiffs allege that defendants, including PM USA, conspired to fix cigarette prices in violation of antitrust laws. ALG is a defendant in the case in Kansas. Plaintiffs’ motions for class certification have been granted in both cases. In February 2005, the New Mexico Court of Appeals affirmed the class certification decision. In June 2006, defendants’ motion for summary judgment was granted in the New Mexico case. Plaintiffs in the New Mexico case have appealed. The case in Kansas has been stayed pending the Kansas Supreme Court’s decision on defendants’ petition regarding certain procedural rulings by the trial court.

Cigarette Contraband Cases:    In May 2000 and August 2001, various departments of Colombia and the European Community and 10 Member States filed suits in the United States against ALG and certain of its subsidiaries, including PM USA, and other cigarette manufacturers and their affiliates, alleging that defendants sold to distributors cigarettes that would be illegally imported into various jurisdictions. In February 2002, the federal district court granted defendants’ motions to dismiss the actions. In January 2004, the United States Court of Appeals for the Second Circuit affirmed the dismissals of the cases based on the common law Revenue Rule, which bars a foreign government from bringing civil claims in U.S. courts for the recovery of lost taxes. It is possible that future litigation related to cigarette contraband issues may be brought. In this regard, ALG believes that Canadian authorities are contemplating a legal proceeding based on an investigation of ALG entities relating to allegations of contraband shipments of cigarettes into Canada in the early to mid-1990s.

Cases Under the California Business and Professions Code:    In June 1997 and July 1998, two suits (Brown and Daniels) were filed in California state court alleging that domestic cigarette manufacturers, including PM USA and others, have violated California Business and Professions Code Sections 17200 and 17500 regarding unfair, unlawful and fraudulent business practices. Class certification was granted in both cases as to plaintiffs’ claims that class members are entitled to reimbursement of the costs of cigarettes purchased during the class periods and injunctive relief. In September 2002, the court granted defendants’ motion for summary judgment as to all claims in one of the cases (Daniels), and plaintiffs appealed. In October 2004, the California Fourth District Court of Appeal affirmed the trial court’s ruling, and also denied plaintiffs’ motion for rehearing. In February 2005, the California Supreme Court agreed to hear plaintiffs’ appeal. In August 2007, the California Supreme Court affirmed the dismissal of the Daniels class action on federal preemption grounds. In December 2007, plaintiffs filed a petition for writ of certiorari with the United States Supreme Court.

In September 2004, the trial court in the Brown case granted defendants’ motion for summary judgment as to plaintiffs’ claims attacking defendants’ cigarette advertising and promotion and denied defendants’ motion for summary judgment on plaintiffs’ claims based on allegedly false affirmative statements. Plaintiffs’ motion for rehearing was denied. In March 2005, the court granted defendants’ motion to decertify the class based on a recent change in California law, which, in two July 2006 opinions, the California Supreme Court ruled applicable to pending cases. Plaintiffs’ motion for reconsideration of the order that decertified the class was denied, and plaintiffs have appealed. In September 2006, an intermediate appellate court affirmed the

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trial court’s order decertifying the class in Brown. In November 2006, the California Supreme Court accepted review of the appellate court’s decision.

In May 2004, a lawsuit (Gurevitch) was filed in California state court on behalf of a purported class of all California residents who purchased the Merit brand of cigarettes since July 2000 to the present alleging that defendants, including PM USA, violated California’s Business and Professions Code Sections 17200 and 17500 regarding unfair, unlawful and fraudulent business practices, including false and misleading advertising. The complaint also alleges violations of California’s Consumer Legal Remedies Act. Plaintiffs seek injunctive relief, disgorgement, restitution, and attorneys’ fees. In July 2005, defendants’ motion to dismiss was granted; however, plaintiffs’ motion for leave to amend the complaint was also granted, and plaintiffs filed an amended complaint in September 2005. In October 2005, the court stayed this action pending the California Supreme Court’s rulings on two cases not involving PM USA. In July 2006, the California Supreme Court issued rulings in the two cases and held that a recent change in California law known as Proposition 64, which limits the ability to bring a lawsuit to only those plaintiffs who have “suffered injury in fact” and “lost money or property” as a result of defendant’s alleged statutory violations, properly applies to pending cases. In September 2006, the stay was lifted and defendants filed their demurrer to plaintiffs’ amended complaint. In March 2007, the court, without ruling on the demurrer, again stayed the action pending rulings from the California Supreme Court in another case involving Proposition 64 that is relevant to PM USA’s demurrer.

Certain Other Actions

IRS Challenges to PMCC Leases:    The IRS concluded its examination of ALG’s consolidated tax returns for the years 1996 through 1999, and issued a final Revenue Agent’s Report (“RAR”) on March 15, 2006. The RAR disallowed benefits pertaining to certain PMCC leveraged lease transactions for the years 1996 through 1999. Altria Group, Inc. has agreed with all conclusions of the RAR, with the exception of the disallowance of benefits pertaining to several PMCC leveraged lease transactions for the years 1996 through 1999. PMCC will continue to assert its position regarding these leveraged lease transactions and contest approximately $150 million of tax and net interest assessed and paid with regard to them. The IRS may in the future challenge and disallow more of PMCC’s leveraged leases based on Revenue Rulings, an IRS Notice and subsequent case law addressing specific types of leveraged leases (lease-in/lease-out (“LILO”) and sale-in/lease-out (“SILO”) transactions). PMCC believes that the position and supporting case law described in the RAR, Revenue Rulings and the IRS Notice are incorrectly applied to PMCC’s transactions and that its leveraged leases are factually and legally distinguishable in material respects from the IRS’s position. PMCC and ALG intend to vigorously defend against any challenges based on that position through litigation. In this regard, on October 16, 2006, PMCC filed a complaint in the U.S. District Court for the Southern District of New York to claim refunds for a portion of these tax payments and associated interest. However, should PMCC’s position not be upheld, PMCC may have to accelerate the payment of significant amounts of federal income tax and significantly lower its earnings to reflect the recalculation of the income from the affected leveraged leases, which could have a material effect on the earnings and cash flows of Altria Group, Inc. in a particular fiscal quarter or fiscal year. PMCC considered this matter in its adoption of FASB Interpretation No. 48 and FASB Staff Position No. FAS 13-2.

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It is possible that there could be adverse developments in pending cases. An unfavorable outcome or settlement of pending tobacco related litigation could encourage the commencement of additional litigation. Although PM USA has historically been able to obtain required bonds or relief from bonding requirements in order to prevent plaintiffs from seeking to collect judgments while adverse verdicts have been appealed, there remains a risk that such relief may not be obtainable in all cases. This risk has been substantially reduced given that 42 states now limit the dollar amount of bonds or require no bond at all.

ALG and its subsidiaries record provisions in the consolidated financial statements for pending litigation when they determine that an unfavorable outcome is probable and the amount of the loss can be reasonably estimated. Except as discussed elsewhere in this Note 19. Contingencies: (i) management has not concluded that it is probable that a loss has been incurred in any of the pending tobacco-related cases; (ii) management is unable to estimate the possible loss or range of loss that could result from an unfavorable outcome of any of the pending tobacco-related cases; and (iii) accordingly, management has not provided any amounts in the consolidated financial statements for unfavorable outcomes, if any.

It is possible that PM USA’s or Altria Group, Inc.’s consolidated results of operations, cash flows or financial position could be materially affected in a particular fiscal quarter or fiscal year by an unfavorable outcome or settlement of certain pending litigation. Nevertheless, although litigation is subject to uncertainty, management believes the litigation environment has substantially improved. ALG and each of its subsidiaries named as a defendant believe, and each has been so advised by counsel handling the respective cases, that it has a number of valid defenses to the litigation pending against it, as well as valid bases for appeal of adverse verdicts against it. All such cases are, and will continue to be, vigorously defended. However, ALG and its subsidiaries may enter into settlement discussions in particular cases if they believe it is in the best interests of ALG’s stockholders to do so.

Third-Party Guarantees

At December 31, 2007, Altria Group, Inc.’s third-party guarantees from continuing operations which are related to divestiture activities, were $22 million. These guarantees have no specified expiration dates. Altria Group, Inc. is required to perform under these guarantees in the event that a third party fails to make contractual payments. Altria Group, Inc. has a liability of $22 million on its consolidated balance sheet at December 31, 2007, relating to these guarantees. In the ordinary course of business, certain subsidiaries of ALG have agreed to indemnify a limited number of third parties in the event of future litigation.

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Note 20.   Quarterly Financial Data (Unaudited):

	2007 Quarters
	1st	2nd	3rd	4th
	(in millions, except per share data)
Net revenues	$4,288	$4,861	$4,987	$4,528

Gross profit	$1,700	$1,941	$1,964	$1,780

Earnings from continuing operations	$696	$715	$900	$820
Earnings from discontinued operations	2,054	1,500	1,733	1,368

Net earnings	$2,750	$2,215	$2,633	$2,188

Per share data:
Basic EPS:
Continuing operations	$0.33	$0.34	$0.43	$0.39
Discontinued operations	0.98	0.71	0.82	0.65

Net earnings	$1.31	$1.05	$1.25	$1.04

Diluted EPS:
Continuing operations	$0.33	$0.34	$0.43	$0.39
Discontinued operations	0.97	0.71	0.81	0.64

Net earnings	$1.30	$1.05	$1.24	$1.03

Dividends declared	$0.86	$0.69	$0.75	$0.75

Market price - high	$90.50	$72.20	$72.20	$78.51
- low	$81.17	$66.91	$63.13	$69.09

The first quarter 2007 market price information in the table above reflects historical market prices which are not adjusted to reflect the Kraft spin-off.

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	2006 Quarters
	1st	2nd	3rd	4th
	(in millions, except per share data)
Net revenues	$4,431	$4,840	$4,939	$4,580

Gross profit	$1,841	$2,021	$2,080	$1,844

Earnings from continuing operations	$874	$706	$838	$764
Earnings from discontinued operations	2,603	2,005	2,037	2,195

Net earnings	$3,477	$2,711	$2,875	$2,959

Per share data:
Basic EPS:
Continuing operations	$0.42	$0.34	$0.40	$0.37
Discontinued operations	1.25	0.96	0.98	1.04

Net earnings	$1.67	$1.30	$1.38	$1.41

Diluted EPS:
Continuing operations	$0.42	$0.34	$0.40	$0.36
Discontinued operations	1.23	0.95	0.96	1.04

Net earnings	$1.65	$1.29	$1.36	$1.40

Dividends declared	$0.80	$0.80	$0.86	$0.86

Market price - high	$77.37	$74.39	$85.00	$86.45
- low	$70.55	$68.36	$72.61	$75.45

Basic and diluted EPS are computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not agree to the total for the year.

During 2007 and 2006, Altria Group, Inc. recorded the following pre-tax charges or (gains) in earnings from continuing operations:

	2007 Quarters
	1st	2nd	3rd	4th
	(in millions)

Recoveries from airline industry exposure	$(129)	$(78)	$(7)	$-
Asset impairment and exit costs	61	318	13	50

	$(68)	$240	$6	$50

	2006 Quarters
	1st	2nd	3rd	4th
	(in millions)
Provision for airline industry exposure	$-	$103	$-	$-
Asset impairment and exit costs		32	3	17

	$-	$135	$3	$17

As discussed in Note 14. Income Taxes, Altria Group, Inc. has recognized income tax benefits in the consolidated statements of earnings during 2007 and 2006 as a result of various tax events.

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Note 21.   Subsequent Events:

Spin-Off of PMI

On January 30, 2008, the Board of Directors announced Altria Group, Inc.’s plans to spin off all of its interest in PMI to Altria Group, Inc. stockholders in a tax-free distribution. The distribution of all the PMI shares owned by Altria Group, Inc. was made on March 28, 2008 (the “PMI Distribution Date”), to Altria Group, Inc. stockholders of record as of the close of business on March 19, 2008 (the “PMI Record Date”). Altria Group, Inc. distributed one share of PMI common stock for every share of Altria Group, Inc. common stock outstanding as of the PMI Record Date. Following the PMI Distribution Date, Altria Group, Inc. does not own any shares of PMI stock. Altria Group, Inc. intends to adjust its dividend so that its stockholders who retain their Altria Group, Inc. and PMI shares will receive, in the aggregate, the same dividend dollars as before the PMI Distribution Date. Following the distribution, PMI’s initial annualized dividend rate will be $1.84 per common share and Altria Group, Inc.’s initial annualized dividend rate will be $1.16 per common share. All decisions regarding dividends are made independently by the Altria Group, Inc. Board of Directors and the PMI Board of Directors, for their respective companies.

Stock Compensation

Holders of Altria Group, Inc. stock options were treated similarly to public stockholders and, accordingly, had their stock awards split into two instruments. Holders of Altria Group, Inc. stock options received the following stock options, which, immediately after the spin-off, had an aggregate intrinsic value equal to the intrinsic value of the pre-spin Altria Group, Inc. options:

—	a new PMI option to acquire the same number of shares of PMI common stock as the number of Altria Group, Inc. options held by such person on the PMI Distribution Date; and

—	an adjusted Altria Group, Inc. option for the same number of shares of Altria Group, Inc. common stock with a reduced exercise price.

As set forth in the Employee Matters Agreement, the exercise price of each option was developed to reflect the relative market values of PMI and Altria Group, Inc. shares, by allocating the share price of Altria Group, Inc. common stock before the spin-off ($73.83) to PMI shares ($51.44) and Altria Group, Inc. shares ($22.39) and then multiplying each of these allocated values by the Option Conversion Ratio. The Option Conversion Ratio is equal to the exercise price of the Altria Group, Inc. option, prior to any adjustment for the spin-off, divided by the share price of Altria Group, Inc. common stock before the spin-off ($73.83). As a result, the new PMI option and the adjusted Altria Group, Inc. option have an aggregate intrinsic value equal to the intrinsic value of the pre-spin Altria Group, Inc. option.

Holders of Altria Group, Inc. restricted stock or deferred stock awarded prior to January 30, 2008, retained their existing awards and received the same number of shares of restricted or deferred stock of PMI. The restricted stock and deferred stock will not vest until the completion of the original restriction period (typically, three years from the date of the original grant). Recipients of Altria Group, Inc. deferred stock awarded on January 30, 2008, who were employed by Altria Group, Inc. after the PMI Distribution Date, received additional shares of deferred stock

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

of Altria Group, Inc. to preserve the intrinsic value of the award. Recipients of Altria Group, Inc. deferred stock awarded on January 30, 2008, who were employed by PMI after the PMI Distribution Date, received substitute shares of deferred stock of PMI to preserve the intrinsic value of the award.

To the extent that employees of the remaining Altria Group, Inc. received PMI stock options, Altria Group, Inc. reimbursed PMI in cash for the Black-Scholes fair value of the stock options received. To the extent that PMI employees hold Altria Group, Inc. stock options, PMI reimbursed Altria Group, Inc. in cash for the Black-Scholes fair value of the stock options. To the extent that employees of the remaining Altria Group, Inc. received PMI deferred stock, Altria Group, Inc. paid to PMI the fair value of the PMI deferred stock less the value of projected forfeitures. To the extent that PMI employees hold Altria Group, Inc. restricted stock or deferred stock, PMI reimbursed Altria Group, Inc. in cash for the fair value of the restricted or deferred stock less the value of projected forfeitures and any amounts previously charged to PMI for the restricted or deferred stock. Based upon the number of Altria Group, Inc. stock awards outstanding at the PMI Distribution Date, the net amount of these reimbursements resulted in a payment of $449 million from Altria Group, Inc. to PMI ($427 million of which was paid in March 2008).

Other Matters

In connection with the spin-off, PMI paid to Altria Group, Inc. $4.0 billion in special dividends in addition to its normal dividends to Altria Group, Inc. PMI paid $3.1 billion of these special dividends in 2007 and paid the additional $900 million in the first quarter of 2008.

Prior to the PMI spin-off, PMI was included in the Altria Group, Inc. consolidated federal income tax return, and PMI’s federal income tax contingencies were recorded as liabilities on the balance sheet of ALG. ALG reimbursed PMI in cash for these liabilities, which were $97 million.

Prior to the PMI spin-off, certain employees of PMI participated in the U.S. benefit plans offered by Altria Group, Inc. After the PMI Distribution Date, the benefits previously provided by Altria Group, Inc. will be provided by PMI. As a result, new plans were established by PMI, and the related plan assets (to the extent that the benefit plans were previously funded) and liabilities were transferred to the PMI plans. The transfer of these benefits resulted in Altria Group, Inc. reducing its benefit plan liabilities by $129 million and increasing its prepaid pension assets by $33 million in its consolidated balance sheet, partially offset by the related deferred tax assets ($23 million) and the corresponding Statement of Financial Accounting Standards (“SFAS”) No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” adjustment to stockholders’ equity ($27 million). Altria Group, Inc. paid PMI a corresponding amount of $112 million in cash, which is net of the related tax benefit.

A subsidiary of ALG previously provided PMI with certain corporate services at cost plus a management fee. After the PMI Distribution Date, PMI independently undertook most of these activities. Any remaining limited services provided to PMI by the ALG service subsidiary under the Transition Services Agreement are expected to cease in 2008. The settlement of the intercompany accounts (including the amounts discussed above related to stock awards, tax contingencies and benefit plans) resulted in a net payment from Altria Group, Inc. to PMI of $332 million. In March 2008, Altria Group, Inc. made an estimated payment of $427 million to

ALTRIA GROUP, INC. and SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS

PMI, thereby resulting in PMI reimbursing $95 million to Altria Group, Inc. in the second quarter of 2008.

Under the terms of the Distribution Agreement between Altria Group, Inc. and PMI, liabilities concerning tobacco products will be allocated based in substantial part on the manufacturer. PMI will indemnify Altria Group, Inc. and PM USA for liabilities related to tobacco products manufactured by PMI or contract manufactured for PMI by PM USA, and PM USA will indemnify PMI for liabilities related to tobacco products manufactured by PM USA, excluding tobacco products contract manufactured for PMI. Altria Group, Inc. does not have a liability recorded on its condensed consolidated balance sheet at March 31, 2008 as the fair value of this indemnification is insignificant.

Altria Group, Inc. estimates that, if the distribution had occurred on December 31, 2007, it would have resulted in a net decrease to Altria Group, Inc.’s stockholders’ equity of approximately $15 billion.

Altria Group, Inc. Tender Offer for Debt

On January 30, 2008, the Board of Directors announced that Altria Group, Inc. will commence a tender offer to purchase for cash all of Altria Group, Inc.’s notes outstanding, including $2.6 billion of domestic notes denominated in U.S. dollars and €1.0 billion in euro-denominated notes. Altria Group, Inc. expects to record a charge in the range of $340 million to $380 million upon completion of the tender offer. In order to finance the tender offer, Altria Group, Inc. has arranged a $4.0 billion, 364-day credit facility. Subsequent to the spin-off, Altria Group, Inc. intends to access the public debt market to refinance debt incurred in connection with the tender offer.

Share Repurchase Programs

On January 30, 2008, the Altria Group, Inc. Board of Directors approved a $7.5 billion two-year share repurchase program which is expected to begin in April, after completion of the PMI spin-off. In addition, the Altria Group, Inc. Board of Directors approved a $13.0 billion two-year share repurchase program for PMI which is expected to begin in May 2008.

Note 22.  Annual Condensed Consolidating Financial Information:

PM USA (the “Guarantor Subsidiary”) is issuing certain guarantees relating to ALG’s debt instruments. The guarantees are full and unconditional and constitute an unsecured obligation of the Guarantor Subsidiary ranking pari passu with all existing and future senior indebtedness of the Guarantor Subsidiary and senior in right of payment to all existing and future subordinated indebtedness of the Guarantor Subsidiary. The Guarantor Subsidiary is wholly-owned by ALG (hereinafter referred to as “Parent Company”). The following condensed consolidating information is included so that separate financial statements of the Guarantor Subsidiary are not required to be filed with the U.S. Securities and Exchange Commission.

The respective principal wholly-owned subsidiaries of the Parent Company and Guarantor Subsidiary currently are not limited by long-term debt or other agreements in their ability to pay cash dividends or make other distributions with respect to their common stock.

The following sets forth the condensed consolidating balance sheets as of December 31, 2007 and 2006, condensed consolidating statements of earnings for the years ended December 31, 2007, 2006 and 2005, and condensed consolidating statements of cash flows for the years ended December 31, 2007, 2006 and 2005 for the Parent Company, the Guarantor Subsidiary and the Parent Company’s other subsidiaries that are not guarantors of the Parent Company’s debt instruments (the “Non-Guarantor Subsidiaries”) (in millions of dollars). The financial information is based on our understanding of the Securities and Exchange Commission’s interpretation and application of Rule 3-10 of the Securities and Exchange Commission Regulation S-X.

The financial information may not necessarily be indicative of results of operations or financial position had the Guarantor Subsidiary and Non-Guarantor Subsidiaries operated as independent entities. The Parent Company accounts for investments in these subsidiaries under the equity method of accounting.

Condensed Consolidating Balance Sheets

December 31, 2007

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
ASSETS
Consumer products
Cash and cash equivalents	$4,835	$1	$6	$-	$4,842

Receivables	21	22	40		83

Inventories:
Leaf tobacco		853	8		861
Other raw materials		157	3		160
Finished product		223	10		233

		1,233	21		1,254

Current assets of discontinued operations			14,767		14,767
Due from Altria Group, Inc. and subsidiaries	1,321	3,458	1,681	(6,460)
Other current assets	207	1,701	36		1,944

Total current assets	6,384	6,415	16,551	(6,460)	22,890

Property, plant and equipment, at cost	194	5,135	297		5,626
Less accumulated depreciation	94	2,999	111		3,204

	100	2,136	186		2,422

Goodwill			76		76
Other intangible assets, net		283	2,766		3,049
Prepaid pension assets		558	354		912
Investment in SABMiller	3,960				3,960
Long-term assets of discontinued operations			16,969		16,969
Investment in consolidated subsidiaries	23,667			(23,667)
Due from Altria Group, Inc. and subsidiaries	2,000	6,000		(8,000)
Other assets	498	311	61		870

Total consumer products assets	36,609	15,703	36,963	(38,127)	51,148

Financial services
Finance assets, net			6,029		6,029
Due from Altria Group, Inc. and subsidiaries			513	(513)
Other assets			34		34

Total financial services assets			6,576	(513)	6,063

TOTAL ASSETS	$36,609	$15,703	$43,539	$(38,640)	$57,211

Condensed Consolidating Balance Sheets (Continued)

December 31, 2007

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
LIABILITIES
Consumer products
Current portion of long-term debt	$850	$1	$1,503	$-	$2,354
Accounts payable	10	649	209		868
Accrued liabilities:
Marketing		326	1		327
Taxes, except income taxes		67	3		70
Employment costs	35	98	150		283
Settlement charges		3,986			3,986
Other	100	582	167		849
Income taxes	107	80	(3)		184
Dividends payable	1,588				1,588
Current liabilities of discontinued operations			8,273		8,273
Due to Altria Group, Inc. and subsidiaries	5,545	86	1,342	(6,973)

Total current liabilities	8,235	5,875	11,645	(6,973)	18,782

Long-term debt	1,750	135			1,885
Deferred income taxes	1,207	(166)	(73)		968
Accrued pension costs	191		7		198
Accrued postretirement health care costs		1,743	173		1,916
Long-term liabilities of discontinued operations			8,065		8,065
Due to Altria Group, Inc. and subsidiaries	6,000		2,000	(8,000)
Other liabilities	672	530	38		1,240

Total consumer products liabilities	18,055	8,117	21,855	(14,973)	33,054

Financial services
Long-term debt			500		500
Deferred income taxes			4,911		4,911
Other liabilities			192		192

Total financial services liabilities			5,603		5,603

Total liabilities	18,055	8,117	27,458	(14,973)	38,657

Contingencies

STOCKHOLDERS’ EQUITY
Common stock	935		9	(9)	935
Additional paid-in capital	6,884	586	2,123	(2,709)	6,884
Earnings reinvested in the business	34,426	7,647	12,458	(20,105)	34,426
Accumulated other comprehensive (losses) earnings	(237)	(647)	1,491	(844)	(237)

	42,008	7,586	16,081	(23,667)	42,008

Less cost of repurchased stock	(23,454)				(23,454)

Total stockholders’ equity	18,554	7,586	16,081	(23,667)	18,554

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,609	$15,703	$43,539	$(38,640)	$57,211

Condensed Consolidating Balance Sheets

December 31, 2006

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
ASSETS
Consumer products
Cash and cash equivalents	$3,058	$1	$46	$-	$3,105

Receivables	583	42	43		668

Inventories:
Leaf tobacco		1,215			1,215
Other raw materials		163			163
Finished product		227			227

		1,605			1,605

Current assets of discontinued operations			18,964		18,964
Due from Altria Group, Inc. and subsidiaries	510	3,185	1,605	(5,300)
Other current assets	44	1,666	100		1,810

Total current assets	4,195	6,499	20,758	(5,300)	26,152

Property, plant and equipment, at cost	200	4,840	380		5,420
Less accumulated depreciation	95	2,781	201		3,077

	105	2,059	179		2,343

Other intangible assets, net		283			283
Prepaid pension assets		428	230		658
Investment in SABMiller	3,674				3,674
Long-term assets of discontinued operations			62,922		62,922
Investment in consolidated subsidiaries	50,857			(50,857)
Due from Altria Group, Inc. and subsidiaries		6,000		(6,000)
Other assets	21	1,626	58		1,705

Total consumer products assets	58,852	16,895	84,147	(62,157)	97,737

Financial services
Finance assets, net			6,503		6,503
Due from Altria Group, Inc. and subsidiaries			848	(848)
Other assets			30		30

Total financial services assets			7,381	(848)	6,533

TOTAL ASSETS	$58,852	$16,895	$91,528	$(63,005)	$104,270

Condensed Consolidating Balance Sheets (Continued)

December 31, 2006

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
LIABILITIES
Consumer products
Short-term borrowings	$-	$-	$1	$-	$1
Current portion of long-term debt	500	3			503
Accounts payable	352	810	168		1,330
Accrued liabilities:
Marketing		418			418
Taxes, except income taxes		78	1		79
Employment costs	207	87	111		405
Settlement charges		3,552			3,552
Other	130	531	292		953
Income taxes	96	103	8		207
Dividends payable	1,811				1,811
Current liabilities of discontinued operations			16,168		16,168
Due to Altria Group, Inc. and subsidiaries	5,491	77	580	(6,148)

Total current liabilities	8,587	5,659	17,329	(6,148)	25,427

Long-term debt	2,600	136	1,340		4,076
Deferred income taxes	932	(278)	(194)		460
Accrued pension costs	193				193
Accrued postretirement health care costs		1,833	176		2,009
Long-term liabilities of discontinued operations			24,487		24,487
Due to Altria Group, Inc. and subsidiaries	6,000			(6,000)
Other liabilities	921	535	74		1,530

Total consumer products liabilities	19,233	7,885	43,212	(12,148)	58,182

Financial services
Long-term debt			1,119		1,119
Deferred income taxes			5,301		5,301
Other liabilities			49		49

Total financial services liabilities			6,469		6,469

Total liabilities	19,233	7,885	49,681	(12,148)	64,651

Contingencies

STOCKHOLDERS’ EQUITY
Common stock	935		94	(94)	935
Additional paid-in capital	6,356	548	25,563	(26,111)	6,356
Earnings reinvested in the business	59,879	9,306	22,130	(31,436)	59,879
Accumulated other comprehensive losses	(3,808)	(844)	(2,810)	3,654	(3,808)

	63,362	9,010	44,977	(53,987)	63,362

Less cost of repurchased stock	(23,743)		(3,130)	3,130	(23,743)

Total stockholders’ equity	39,619	9,010	41,847	(50,857)	39,619

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,852	$16,895	$91,528	$(63,005)	$104,270

Condensed Consolidating Statements of Earnings

For the Year Ended December 31, 2007

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

Net revenues	$-	$18,470	$194	$-	$18,664
Cost of sales		7,816	11		7,827
Excise taxes on products		3,449	3		3,452

Gross profit		7,205	180		7,385
Marketing, administration and research costs	357	2,409	18		2,784
Asset impairment and exit costs	83	344	15		442
Recoveries from airline industry exposure			(214)		(214)

Operating (expense) income	(440)	4,452	361		4,373
Interest and other debt expense (income), net	839	(636)	2		205
Equity earnings in SABMiller	(510)				(510)

(Loss) earnings from continuing operations before income taxes and equity earnings of subsidiaries	(769)	5,088	359		4,678
(Benefit) provision for income taxes	(449)	1,851	145		1,547
Equity earnings of subsidiaries	10,106			(10,106)

Earnings from continuing operations	9,786	3,237	214	(10,106)	3,131
Earnings from discontinued operations, net of income taxes and minority interest			6,655		6,655

Net earnings	$9,786	$3,237	$6,869	$(10,106)	$9,786

Condensed Consolidating Statements of Earnings

For the Year Ended December 31, 2006

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

Net revenues	$-	$18,474	$316	$-	$18,790
Cost of sales		7,374	13		7,387
Excise taxes on products		3,617			3,617

Gross profit		7,483	303		7,786
Marketing, administration and research costs	354	2,726	33		3,113
Asset impairment and exit costs		10	42		52
Provision for airline industry exposure			103		103

Operating (expense) income	(354)	4,747	125		4,518
Interest and other debt expense (income), net	940	(684)	(31)		225
Equity earnings in SABMiller	(460)				(460)

(Loss) earnings from continuing operations before income taxes and equity earnings of subsidiaries	(834)	5,431	156		4,753
(Benefit) provision for income taxes	(443)	1,978	36		1,571
Equity earnings of subsidiaries	12,413			(12,413)

Earnings from continuing operations	12,022	3,453	120	(12,413)	3,182
Earnings from discontinued operations, net of income taxes and minority interest			8,840		8,840

Net earnings	$12,022	$3,453	$8,960	$(12,413)	$12,022

Condensed Consolidating Statements of Earnings

For the Year Ended December 31, 2005

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

Net revenues	$-	$18,134	$318	$-	$18,452
Cost of sales		7,217	57		7,274
Excise taxes on products		3,659			3,659

Gross profit		7,258	261		7,519
Marketing, administration and research costs	350	2,721	68		3,139
Tobacco headquarters relocation charges		4			4
Loss on tobacco pool		138			138
Tobacco quota buy-out		(115)			(115)
Asset impairment and exit costs	4		45		49
Provision for airline industry exposure			200		200

Operating (expense) income	(354)	4,510	(52)		4,104
Interest and other debt expense (income), net	1,045	(581)	(37)		427
Equity earnings in SABMiller	(446)				(446)

(Loss) earnings from continuing operations before income taxes and equity earnings of subsidiaries	(953)	5,091	(15)		4,123
(Benefit) provision for income taxes	(304)	1,892	(14)		1,574
Equity earnings of subsidiaries	11,084			(11,084)

Earnings (loss) from continuing operations	10,435	3,199	(1)	(11,084)	2,549
Earnings from discontinued operations, net of income taxes and minority interest			7,886		7,886

Net earnings	$10,435	$3,199	$7,885	$(11,084)	$10,435

Condensed Consolidating Statements of Cash Flows

For the Year Ended December 31, 2007

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net cash (used in) provided by operating activities, continuing operations	$(1,338)	$5,772	$146	$-	$4,580
Net cash provided by operating activities, discontinued operations			5,736		5,736

Net cash (used in) provided by operating activities	(1,338)	5,772	5,882		10,316

CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
Consumer products
Capital expenditures		(352)	(34)		(386)
Purchase of business, net of acquired cash			(2,898)		(2,898)
Changes in amounts due to/from Altria Group, Inc. and subsidiaries	(2,000)		2,000
Other	62	6	40		108
Financial services
Investments in finance assets			(5)		(5)
Proceeds from finance assets			486		486

Net cash used in investing activities, continuing operations	(1,938)	(346)	(411)		(2,695)
Net cash used in investing activities, discontinued operations			(2,560)		(2,560)

Net cash used in investing activities	(1,938)	(346)	(2,971)		(5,255)

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
Consumer products
Net issuance of short-term borrowings			2		2
Long-term debt repaid	(500)				(500)
Financial services
Long-term debt repaid			(617)		(617)

Dividends paid on Altria Group, Inc. common stock	(6,652)				(6,652)
Issuance of Altria Group, Inc. common stock	423				423
Kraft Foods Inc. dividends paid to Altria Group, Inc.	728				728
Philip Morris International Inc. dividends paid to Altria Group, Inc.	6,560				6,560
Changes in amounts due to/from discontinued operations			(370)		(370)
Changes in amounts due to/from Altria Group, Inc. and subsidiaries	(963)	(293)	1,256
Cash dividends received from/(paid by) subsidiaries	5,141	(5,100)	(41)
Other	316	(33)	(5)		278

Net cash provided by (used in) financing activities, continuing operations	5,053	(5,426)	225		(148)
Net cash used in financing activities, discontinued operations			(3,531)		(3,531)

Net cash provided by (used in) financing activities	5,053	(5,426)	(3,306)		(3,679)

Effect of exchange rate changes on cash and cash equivalents:
Discontinued operations			347		347

Cash and cash equivalents, continuing operations:
Increase (decrease)	1,777	-	(40)	-	1,737
Balance at beginning of year	3,058	1	46		3,105

Balance at end of year	$4,835	$1	$6	$-	$4,842

Condensed Consolidating Statements of Cash Flows

For the Year Ended December 31, 2006

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net cash (used in) provided by operating activities, continuing operations	$(1,602)	$5,291	$(40)	$-	$3,649
Net cash provided by operating activities, discontinued operations			9,937		9,937

Net cash (used in) provided by operating activities	(1,602)	5,291	9,897		13,586

CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
Consumer products
Capital expenditures	(1)	(361)	(37)		(399)
Other	(31)		25		(6)
Financial services
Investments in finance assets			(15)		(15)
Proceeds from finance assets			357		357

Net cash (used in) provided by investing activities, continuing operations	(32)	(361)	330		(63)
Net cash used in investing activities, discontinued operations			(555)		(555)

Net cash used in investing activities	(32)	(361)	(225)		(618)

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
Consumer products
Net issuance of short-term borrowings			1		1
Long-term debt repaid	(833)		(1,219)		(2,052)
Financial services
Long-term debt repaid			(1,015)		(1,015)

Dividends paid on Altria Group, Inc. common stock	(6,815)				(6,815)
Issuance of Altria Group, Inc. common stock	486				486
Kraft Foods Inc. dividends paid to Altria Group, Inc.	1,369				1,369
Philip Morris International Inc. dividends paid to Altria Group, Inc.	2,780				2,780
Changes in amounts due to/from discontinued operations			(166)		(166)
Changes in amounts due to/from Altria Group, Inc. and subsidiaries	(2,454)	154	2,300
Cash dividends received from/(paid by) subsidiaries	5,250	(5,100)	(150)
Other	194	16	(46)		164

Net cash used in financing activities, continuing operations	(23)	(4,930)	(295)		(5,248)
Net cash used in financing activities, discontinued operations			(9,118)		(9,118)

Net cash used in financing activities	(23)	(4,930)	(9,413)		(14,366)

Effect of exchange rate changes on cash and cash equivalents:
Continuing operations			34		34
Discontinued operations			126		126

			160		160

Cash and cash equivalents, continuing operations:
(Decrease) increase	(1,657)	-	29	-	(1,628)
Balance at beginning of year	4,715	1	17		4,733

Balance at end of year	$3,058	$1	$46	$-	$3,105

Condensed Consolidating Statements of Cash Flows

For the Year Ended December 31, 2005

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net cash (used in) provided by operating activities, continuing operations	$(338)	$2,984	$(213)	$-	$2,433
Net cash provided by operating activities, discontinued operations			8,627		8,627

Net cash (used in) provided by operating activities	(338)	2,984	8,414		11,060

CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
Consumer products
Capital expenditures	(4)	(228)	(67)		(299)
Other	(5)	8	35		38
Financial services
Investments in finance assets			(3)		(3)
Proceeds from finance assets			476		476

Net cash (used in) provided by investing activities, continuing operations	(9)	(220)	441		212
Net cash used in investing activities, discontinued operations			(5,097)		(5,097)

Net cash used in investing activities	(9)	(220)	(4,656)		(4,885)

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
Consumer products
Net repayment of short-term borrowings	(2)				(2)
Long-term debt repaid	(1,000)	(2)			(1,002)

Dividends paid on Altria Group, Inc. common stock	(6,191)				(6,191)
Issuance of Altria Group, Inc. common stock	985				985
Kraft Foods Inc. dividends paid to Altria Group, Inc.	1,232				1,232
Philip Morris International Inc. dividends paid to Altria Group, Inc.	7,682				7,682
Changes in amounts due to/from discontinued operations			(870)		(870)
Changes in amounts due to/from Altria Group, Inc. and subsidiaries	(227)	(711)	938
Cash dividends received from/(paid by) subsidiaries	2,200	(2,100)	(100)
Other	1	48	(97)		(48)

Net cash provided by (used in) financing activities, continuing operations	4,680	(2,765)	(129)		1,786
Net cash used in financing activities, discontinued operations			(6,920)		(6,920)

Net cash provided by (used in) financing activities	4,680	(2,765)	(7,049)		(5,134)

Effect of exchange rate changes on cash and cash equivalents:
Continuing operations			(164)		(164)
Discontinued operations			(363)		(363)

			(527)		(527)

Cash and cash equivalents, continuing operations:
Increase (decrease)	4,333	(1)	(65)	-	4,267
Balance at beginning of year	382	2	82		466

Balance at end of year	$4,715	$1	$17	$-	$4,733

Note 23.  Interim Condensed Consolidating Financial Information (Unaudited):

The following sets forth the condensed consolidating balance sheets as of June 30, 2008, condensed consolidating statements of earnings for the six months and three months ended June 30, 2008 and 2007, and condensed consolidating statements of cash flows for the six months ended June 30, 2008 and 2007 for the Parent Company, the Guarantor Subsidiary and the Non-Guarantor Subsidiaries (in millions of dollars). The financial information is based on Altria Group, Inc.’s understanding of the SEC interpretation and application of Rule 3-10 of the SEC Regulation S-X, and is provided for the same purpose as described in Note 22. Annual Condensed Consolidating Financial Information.

Condensed Consolidating Balance Sheets

June 30, 2008

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
ASSETS
Consumer products
Cash and cash equivalents	$412	$1	$2	$-	$415

Receivables		91	30		121

Inventories:
Leaf tobacco		680	16		696
Other raw materials		161	4		165
Finished product		273	5		278

		1,114	25		1,139

Due from Altria Group, Inc. and subsidiaries	1,249	1,276	154	(2,679)
Other current assets	256	1,549	77		1,882

Total current assets	1,917	4,031	288	(2,679)	3,557

Property, plant and equipment, at cost	3	4,926	359		5,288
Less accumulated depreciation	1	2,894	214		3,109

	2	2,032	145		2,179

Goodwill			81		81
Other intangible assets, net		283	2,760		3,043
Prepaid pension assets		579	359		938
Investment in SABMiller	4,273				4,273
Investment in consolidated subsidiaries	1,932			(1,932)
Due from Altria Group, Inc. and subsidiaries	2,000			(2,000)
Other assets	631	233	52		916

Total consumer products assets	10,755	7,158	3,685	(6,611)	14,987

Financial services
Finance assets, net			5,831		5,831
Due from Altria Group, Inc. and subsidiaries			665	(665)
Other assets			33		33

Total financial services assets			6,529	(665)	5,864

TOTAL ASSETS	$10,755	$7,158	$10,214	$(7,276)	$20,851

Condensed Consolidating Balance Sheets (Continued)

June 30, 2008

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
LIABILITIES
Consumer products
Short-term borrowings	$1,711	$-	$-	$-	$1,711
Current portion of long-term debt	243	135			378
Accounts payable	7	242	22		271
Accrued liabilities:
Marketing		286			286
Taxes, except income taxes		165	4		169
Employment costs	19	41	86		146
Settlement charges		2,409			2,409
Other	51	556	301		908
Dividends payable	603				603
Due to Altria Group, Inc. and subsidiaries	1,940	59	1,345	(3,344)

Total current liabilities	4,574	3,893	1,758	(3,344)	6,881

Long-term debt	101				101
Deferred income taxes	1,320	(170)	(30)		1,120
Accrued pension costs	174				174
Accrued postretirement health care costs		1,772	115		1,887
Due to Altria Group, Inc. and subsidiaries			2,000	(2,000)
Other liabilities	652	461	141		1,254

Total consumer products liabilities	6,821	5,956	3,984	(5,344)	11,417

Financial services
Long-term debt			500		500
Deferred income taxes			4,792		4,792
Other liabilities			208		208

Total financial services liabilities			5,500		5,500

Total liabilities	6,821	5,956	9,484	(5,344)	16,917

Contingencies

STOCKHOLDERS’ EQUITY
Common stock	935		9	(9)	935
Additional paid-in capital	6,368	532	913	(1,445)	6,368
Earnings reinvested in the business	21,907	1,291	(88)	(1,203)	21,907
Accumulated other comprehensive losses	(808)	(621)	(104)	725	(808)

	28,402	1,202	730	(1,932)	28,402

Less cost of repurchased stock	(24,468)				(24,468)

Total stockholders’ equity	3,934	1,202	730	(1,932)	3,934

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,755	$7,158	$10,214	$(7,276)	$20,851

Condensed Consolidating Statements of Earnings

For the Six Months Ended June 30, 2008

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

Net revenues	$-	$9,149	$315	$-	$9,464
Cost of sales		4,004	51		4,055
Excise taxes on products		1,650	31		1,681

Gross profit		3,495	233		3,728
Marketing, administration and research costs	89	1,127	81		1,297
Asset impairment and exit costs	74	29	174		277
(Gain) loss on sale of corporate headquarters building	(407)		3		(404)
Amortization of intangibles			3		3

Operating income (expense)	244	2,339	(28)		2,555
Interest and other debt expense (income), net	136	(237)	103		2
Loss on early extinguishment of debt	386		7		393
Equity earnings in SABMiller	(290)				(290)

Earnings (loss) from continuing operations before income taxes and equity earnings of subsidiaries	12	2,576	(138)		2,450
(Benefit) provision for income taxes	(22)	967	(39)		906
Equity earnings of subsidiaries	3,350			(3,350)

Earnings (loss) from continuing operations	3,384	1,609	(99)	(3,350)	1,544
Earnings from discontinued operations, net of income taxes and minority interest			1,840		1,840

Net earnings	$3,384	$1,609	$1,741	$(3,350)	$3,384

Condensed Consolidating Statements of Earnings

For the Six Months Ended June 30, 2007

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

Net revenues	$-	$9,054	$95	$-	$9,149
Cost of sales		3,805	4		3,809
Excise taxes on products		1,699			1,699

Gross profit		3,550	91		3,641
Marketing, administration and research costs	163	1,131	29		1,323
Asset impairment and exit costs	46	318	15		379
Recoveries from airline industry exposure			(207)		(207)

Operating (expense) income	(209)	2,101	254		2,146
Interest and other debt expense (income), net	471	(302)	(6)		163
Equity earnings in SABMiller	(260)				(260)

(Loss) earnings from continuing operations before income taxes and equity earnings of subsidiaries	(420)	2,403	260		2,243
(Benefit) provision for income taxes	(159)	890	101		832
Equity earnings of subsidiaries	5,226			(5,226)

Earnings from continuing operations	4,965	1,513	159	(5,226)	1,411
Earnings from discontinued operations, net of income taxes and minority interest			3,554		3,554

Net earnings	$4,965	$1,513	$3,713	$(5,226)	$4,965

Condensed Consolidating Statements of Earnings

For the Three Months Ended June 30, 2008

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

Net revenues	$-	$4,916	$138	$-	$5,054
Cost of sales		2,142	26		2,168
Excise taxes on products		859	16		875

Gross profit		1,915	96		2,011
Marketing, administration and research costs	46	581	22		649
Asset impairment and exit costs		18	1		19
Amortization of intangibles			1		1

Operating (expense) income	(46)	1,316	72		1,342
Interest and other debt expense (income), net	52	(104)	70		18
Equity earnings in SABMiller	(147)				(147)

Earnings before income taxes and equity earnings of subsidiaries	49	1,420	2		1,471
Provision for income taxes	6	533	2		541
Equity earnings of subsidiaries	887			(887)

Net earnings (loss)	$930	$887	$-	$(887)	$930

Condensed Consolidating Statements of Earnings

For the Three Months Ended June 30, 2007

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

Net revenues	$-	$4,809	$52	$-	$4,861
Cost of sales		2,020	1		2,021
Excise taxes on products		899			899

Gross profit		1,890	51		1,941
Marketing, administration and research costs	78	585	11		674
Asset impairment and exit costs		318			318
Recoveries from airline industry exposure			(78)		(78)

Operating (expense) income	(78)	987	118		1,027
Interest and other debt expense (income), net	199	(139)	(1)		59
Equity earnings in SABMiller	(162)				(162)

(Loss) earnings from continuing operations before income taxes and equity earnings of subsidiaries	(115)	1,126	119		1,130
(Benefit) provision for income taxes	(44)	411	48		415
Equity earnings of subsidiaries	2,286			(2,286)

Earnings from continuing operations	2,215	715	71	(2,286)	715
Earnings from discontinued operations, net of income taxes and minority interest			1,500		1,500

Net earnings	$2,215	$715	$1,571	$(2,286)	$2,215

Condensed Consolidating Statements of Cash Flows

For the Six Months Ended June 30, 2008

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net cash (used in) provided by operating activities, continuing operations	$(535)	$186	$(97)	$-	$(446)
Net cash provided by operating activities, discontinued operations			1,666		1,666

Net cash (used in) provided by operating activities	(535)	186	1,569		1,220

CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
Consumer products
Capital expenditures		(77)	(8)		(85)
Proceeds from sale of corporate headquarters building	525				525
Changes in amounts due to/from Altria Group, Inc. and subsidiaries	(7,558)	6,000	1,558
Other		2	108		110
Financial services
Proceeds from finance assets			148		148

Net cash (used in) provided by investing activities, continuing operations	(7,033)	5,925	1,806		698
Net cash used in investing activities, discontinued operations			(317)		(317)

Net cash (used in) provided by investing activities	(7,033)	5,925	1,489		381

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
Net issuance of short-term borrowings	1,711				1,711
Long-term debt repaid	(2,256)		(1,558)		(3,814)
Repurchase of Altria Group, Inc. common stock	(1,166)				(1,166)
Dividends paid on Altria Group, Inc. common stock	(3,168)				(3,168)
Issuance of Altria Group, Inc. common stock	72				72
Philip Morris International Inc. dividends paid to Altria Group, Inc.	3,019				3,019
Tender and consent fees related to the early extinguishment of debt	(368)		(3)		(371)
Changes in amounts due to/from Philip Morris International Inc.	(721)				(721)
Changes in amounts due to/from Altria Group, Inc. and subsidiaries	(2,030)	2,008	22
Cash dividends received from/(paid by) subsidiaries	8,012	(7,965)	(47)
Other	40	(154)	(127)		(241)

Net cash provided by (used in) financing activities, continuing operations	3,145	(6,111)	(1,713)		(4,679)
Net cash used in financing activities, discontinued operations			(1,648)		(1,648)

Net cash provided by (used in) financing activities	3,145	(6,111)	(3,361)		(6,327)

Effect of exchange rate changes on cash and cash equivalents:
Discontinued operations			(126)		(126)

Cash and cash equivalents, continuing operations:
Decrease	(4,423)	-	(4)	-	(4,427)
Balance at beginning of period	4,835	1	6		4,842

Balance at end of period	$412	$1	$2	$-	$415

Condensed Consolidating Statements of Cash Flows

For the Six Months Ended June 30, 2007

	Parent Company	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net cash (used in) provided by operating activities, continuing operations	$(1,889)	$2,427	$202	$-	$740
Net cash provided by operating activities, discontinued operations			4,379		4,379

Net cash (used in) provided by operating activities	(1,889)	2,427	4,581		5,119

CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
Consumer products
Capital expenditures		(122)	(18)		(140)
Other	57	5	2		64
Financial services
Investments in finance assets			(3)		(3)
Proceeds from finance assets			340		340

Net cash provided by (used in) investing activities, continuing operations	57	(117)	321		261
Net cash used in investing activities, discontinued operations			(822)		(822)

Net cash provided by (used in) investing activities	57	(117)	(501)		(561)

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
Net issuance of short-term borrowings			2		2
Long-term debt repaid	(500)				(500)
Dividends paid on Altria Group, Inc. common stock	(3,616)				(3,616)
Issuance of Altria Group, Inc. common stock	330				330
Kraft Foods Inc. dividends paid to Altria Group, Inc.	728				728
Philip Morris International Inc. dividends paid to Altria Group, Inc.	1,230				1,230
Changes in amounts due to/from Philip Morris International Inc.	532				532
Changes in amounts due to/from Altria Group, Inc. and subsidiaries	586	(139)	(447)
Cash dividends received from/(paid by) subsidiaries	2,041	(2,000)	(41)
Other	290	(171)	(83)		36

Net cash provided by (used in) financing activities, continuing operations	1,621	(2,310)	(569)		(1,258)
Net cash used in financing activities, discontinued operations			(1,965)		(1,965)

Net cash provided by (used in) financing activities	1,621	(2,310)	(2,534)		(3,223)

Effect of exchange rate changes on cash and cash equivalents:
Discontinued operations			52		52

Cash and cash equivalents, continuing operations:
Decrease	(211)	-	(46)	-	(257)
Balance at beginning of period	3,058	1	46		3,105

Balance at end of period	$2,847	$1	$-	$-	$2,848